SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                 October 7, 2002

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
    (State or other          (Commission File No.)         (I.R.S. Employer
    jurisdiction of                                       Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:               (530) 898-0300
--------------------------------------------------------------------------------

Item 5: Other Events

On October 7, 2002, TriCo Bancshares announced that on October 3, 2002 it signed a definitive agreement with Tri Counties Bank, its wholly owned subsidiary, and North State National Bank, pursuant to which TriCo Bancshares will acquire all of the outstanding stock of North State National Bank in exchange for cash of approximately $13 million, approximately 716,000 shares of TriCo Bancshares common stock and options to purchase approximately 92,450 shares of TriCo Bancshares common stock, subject to adjustments as set forth in the agreement. Based upon a closing price of $23.92 per share of TriCo Bancshares common stock on October 3, 2002, the transaction was valued at $31.8 million.

..
Item 7: Financial Statements and Exhbits

(c) The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

     (99.1)  Press release dated October 7, 2002
     (99.2) Acquisition agreement and plan of merger dated October 3, 2002, by and among TriCo Bancshares, Tri Counties Bank and North State National Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  October 8, 2002          By:  /s/ Thomas J. Reddish
                                     ---------------------------------
                                     Thomas J. Reddish, Vice President and
                                     Chief Financial Officer (Principal
                                     Financial and Accounting Officer)




INDEX TO EXHIBITS


Exhibit No.                Description
-----------                --------------------------------------------
(99.1)                     Press release dated October 7, 2002
(99.2)                     Acquisition agreement and plan of merger dated
                           October 3, 2002, by and among TriCo Bancshares,
                           Tri Counties Bank and North State National Bank

EXHIBIT 99.1


PRESS RELEASE                                    Contact:   Thomas J. Reddish
                                                            Vice President & CFO
For Immediate Release                                       (530) 898-0300

 TRICO BANCSHARES AND NORTH STATE NATIONAL BANK SIGN DEFINITIVE MERGER AGREEMENT


     Chico, CA - October 7, 2002. TriCo Bancshares (NASDAQ: TCBK), and North State National Bank (OTC: NSTN) today announced the signing of a definitive agreement under which TriCo Bancshares will acquire North State National Bank and merge it into Tri Counties Bank. TriCo Bancshares will acquire all of the common shares and unexercised options of North State National Bank in exchange for approximately $13,000,000 in cash, 716,000 shares of TriCo Bancshares Common Stock, and options to purchase approximately 92,450 shares of TriCo Bancshares Common Stock at an average price of $6.33. The exact number of TriCo Bancshares Common Stock and options to be issued in the merger are subject to the number of common shares and unexercised options of North State National Bank in existence at the closing date of the merger and certain adjustments as defined in the merger agreement. If the average closing price per share of TriCo Bancshares Common Stock is $23.92, shareholders of North State National Bank would receive aggregate consideration of approximately $31,750,000 in the merger. North State National Bank, with its headquarters and two branches in Chico, California, had approximately $140 million in assets at June 30, 2002. At June 30, 2002, TriCo Bancshares had approximately $1.030 billion in assets.
     North State  National  Bank's  President  and CEO, John  Lucchesi,  stated:
"Joining TriCo Bancshares and Tri Counties Bank is the right move at this point in time. After careful consideration, it was concluded that this merger is an outstanding opportunity for the shareholders, customers, employees and the community we have served over the past 20 years. North State National Bank could not have performed as well as it has over the past years without dedicated employees and supportive customers and shareholders." Mr. Lucchesi is very thankful to all employees, customers and shareholders and is looking forward to joining TriCo's professional team of officers and staff and being part of the president's office at TriCo.
     Richard P. Smith, President and CEO of TriCo Bancshares said: "We are delighted with the opportunity to connect North State National Bank's franchise with Tri Counties Bank. North State National Bank is an ideal merger partner due to its strong banking position and community focus in the Chico marketplace. We are excited to be able to offer all employees of North State National Bank positions at the combined company. We look forward to increasing our presence and commitment to Chico and all of the Butte County market."
     North State National Bank shareholders will receive a combination of TriCo Bancshares stock and cash in the merger. Based on an average closing price of $23.92 per share of TriCo Bancshares Common Stock, each share of North State National Bank stock would be exchanged, at each shareholder's election subject to certain procedures, cash or TriCo stock, or a combination of cash and TriCo stock, with a value in each case of approximately $24.61, subject to certain adjustments.
     The merger agreement, which has been approved by the Boards of Directors of both companies, is subject to approval by North State National Bank shareholders, and bank regulatory authorities, registration of the TriCo Bancshares Common Stock to be issued to shareholders of North State National Bank and satisfaction of other terms and conditions.

     At June 30, 2002,  TriCo  Bancshares  had  approximately  7,025,700  shares outstanding and North State National Bank had approximately 1,224,300 shares outstanding. The parties currently estimate that the merger will be completed in the first quarter of 2003.
     TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 26-year history in the banking industry. Tri Counties Bank operates from 31 traditional branch locations and 7 in-store branch locations, in 18 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 47 ATMs and provides a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's office by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank Web site at http://www.tricountiesbank.com.






                 63 Constitution Drive, Chico, California 95973

EXHIBIT 99.2




                              ACQUISITION AGREEMENT
                                       AND
                                 PLAN OF MERGER


                                      Among


                                TRICO BANCSHARES
                                TRI COUNTIES BANK
                             as Acquiring Companies


                                       and


                            NORTH STATE NATIONAL BANK
                               As Acquired Company


                                 October 3, 2002

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE 1.....................................................................1
   PRINCIPAL TERMS OF THE MERGER..............................................1
      1.1      The Plan of Merger.............................................1
      1.2      Closing Date...................................................5
      1.3      The Surviving Bank.............................................6
ARTICLE 2.....................................................................6
   DISTRIBUTIONS TO TARGET SHAREHOLDERS.......................................6
      2.1      Delivery of Total Consideration................................6
      2.2      Dissenting Shareholders........................................7
ARTICLE 3.....................................................................7
   CONDITIONS.................................................................7
      3.1      Mutual Conditions..............................................7
      3.2      Conditions in Favor of Target..................................8
      3.3      Conditions in Favor of TriCo and Tri Counties.................11
ARTICLE 4....................................................................14
   REPRESENTATIONS AND WARRANTIES............................................14
      4.1      Representations and Warranties of Target......................14
      4.2      Representations and Warranties of TriCo and Tri Counties......22
ARTICLE 5....................................................................24
   COVENANTS.................................................................24
      5.1      Covenants of Target...........................................24
      5.2      Covenants of TriCo and Tri Counties...........................28
ARTICLE 6....................................................................30
   MISCELLANEOUS.............................................................30
      6.1      Termination...................................................30
      6.2      Expenses and Damages..........................................30
      6.3      Effect of Termination.........................................31
      6.4      Press Releases and Public Statements..........................31
      6.5      Board of Directors............................................31
      6.6      Employees and Employee Benefits...............................31
      6.7      Indemnification and Insurance.................................32
      6.8      Knowledge.....................................................32
      6.9      Desirable Amendments..........................................32
      6.10     Benefits of this Agreement....................................32
      6.11     Notices.......................................................33
      6.12     Entire Agreement..............................................33
      6.13     Waiver or Modification........................................34
      6.14     Controlling Law...............................................34
      6.15     Counterparts..................................................34

EXHIBITS

A    Agreement of Merger
B    Affiliate's Letter
C    TriCo Employment Agreement
D    Amendment to Target Employment Agreement

                    ACQUISITION AGREEMENT AND PLAN OF MERGER


     This Acquisition Agreement and Plan of Merger ("Agreement") is entered into this 3rd day of October, 2002, by and among TriCo Bancshares ("TriCo"), Tri Counties Bank ("Tri Counties") and North State National Bank ("Target").


                                    RECITALS:

     A. TriCo is a California corporation and registered bank holding company organized and existing under the laws of the State of California having its principal office at 63 Constitution Circle, Chico, California 95973.

     B. Target is a national banking organization, existing under the laws of the United States, having its principal office at 525 Salem Street, Chico, California 95927-3235.

     C. TriCo owns 100% of the outstanding capital stock of Tri Counties, a commercial bank organized and existing under the laws of the State of California having its principal office at 63 Constitution Circle, Chico, California 95973.

     D. The respective Boards of Directors of TriCo, Tri Counties and Target have determined that it is in the best interest of said entities and their respective shareholders that TriCo acquire Target through a merger of Target with and into Tri Counties on the terms and conditions hereinafter set forth.

     E. The respective Boards of Directors of TriCo, Tri Counties and Target have, by resolutions, approved and authorized the execution and delivery of this Agreement on the terms and conditions set forth herein.

     THEREFORE, in consideration of the mutual covenants, promises, agreements and provisions contained herein and subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound hereby, TriCo and Target agree as follows:


                          PRINCIPAL TERMS OF THE MERGER
     1.1 The Plan of Merger. Subject to the terms and conditions of this Agreement, including the receipt of all requisite governmental and shareholder approvals, the acquisition of Target by TriCo (the "Merger") will be carried out in the following manner:

     (a) Target will cooperate in the preparation and filing by TriCo and Tri Counties of such applications to regulatory authorities as may be necessary to obtain all approvals requisite to the consummation of the Merger and to register the TriCo common stock, no par value (the "TriCo Stock"), to be issued to Target's shareholders pursuant to a Form S-4 Registration Statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act").

     (b) TriCo, Tri Counties and Target will each cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

     (c) Target shall call a meeting of its shareholders (the "Target Meeting") to approve the Merger and shall solicit proxies in favor of the Merger.

     (d) Subject to the provisions of this Agreement, the parties shall execute an Agreement of Merger substantially in the form of Exhibit A. The Merger shall become effective ("Effective Time") upon the filing with the Commissioner of Financial Institutions of the State of California ("Commissioner") of a duly executed counterpart of the Agreement of Merger certified by the California Secretary of State and Officers' Certificates prescribed by Section 1103 of the California General Corporation Law ("CGCL") and any notices required by the Office of the Comptroller of the Currency ("OCC") or the FDIC.

     (e) At the Effective Time, Target shall merge with and into Tri Counties, the separate existence of Target shall cease, and Tri Counties shall continue as the surviving corporation. (Tri Counties, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Bank.")

     (f) For purposes of determining the consideration payable to Target Shareholders under this Agreement, the following definitions will apply:

               "Aggregate Cash Consideration" means $13,000,000 less the amount of cash, if any, paid in consideration of the cancellation of Target Options after the date of this Agreement and prior to the Merger and plus the amount of cash, if any, paid upon exercise of Target Options after the date of this Agreement and prior to the Merger.

               "Aggregate Merger Consideration" means the sum of the Aggregate Cash Consideration and the Aggregate Stock Consideration.

               "Aggregate Stock Consideration" means 784,000 shares of TriCo Stock, subject to the Collar Adjustment.

               "Aggregate Value of Merger Consideration" means the sum of the Aggregate Cash Consideration and the Aggregate Value of the Stock Consideration.

               "Aggregate Value of Stock Consideration" means the Aggregate Stock Consideration multiplied by the Average Closing Price.

               "Aggregate Value of Target Options" means the number of shares of Target Stock represented by Target Options outstanding as of the Closing Date multiplied by the difference between the Value of the Per Share Merger Consideration and the average exercise price of such Target Options.

               "Aggregate  Value  of  Target  Shares   Outstanding"   means  the
               Aggregate Value of Merger Consideration less the Aggregate Value of Target Options.

               "Average Closing Price" means the average closing price per share of TriCo Stock for the 20 trading days ending on the close of business on the Determination Date.

               "Cash/Stock  Election"  means the election  process  described in
               Section 1.1(h)-(k) below.

               "Collar Adjustment" means:

          if the Average Closing Price is greater than $26 multiplied by 115%, the number of shares comprising the Aggregate Stock Consideration shall be multiplied by a fraction of which the numerator is $26 multiplied by 115% and the denominator is the Average Closing Price (provided, that there shall be no such adjustment if the Average Closing Price is greater than $26 multiplied by 115% if, at the time of the determination, (a) there has been any public announcement by any party of, or acknowledging the possibility of or discussions regarding, a proposed transaction or interest in or intent to pursue a proposed transaction involving TriCo and described in Section 5.2(g)(i) of this Agreement and (b) TriCo has not issued a subsequent public announcement affirmatively, unconditionally and unequivocally disclaiming any interest in or intent to pursue or consider such a transaction); or

          if the Average Closing Price is less than $26 multiplied by 85%, the number of shares comprising the Aggregate Stock Consideration shall be multiplied by a fraction of which the numerator is $26 multiplied by 85% and the denominator is the Average Closing Price.

               "Determination Date" means the third business day prior to the Closing Date.

               "Exchange Agent" means Tri Counties.

               "Exchange Ratio" means the Value of the Per Share Merger Consideration divided by the Average Closing Price.

               "Number of TriCo Shares to be Issued" means the Aggregate Value of Target Shares Outstanding less the Aggregate Cash Consideration, all of which is divided by the Average Closing Price.

               "Target Shareholder" shall mean a holder of Target Stock.

               "Value," when referring to TriCo Stock, means the number of shares multiplied by the Average Closing Price.

               "Value of the Per Share Merger Consideration" means the sum of the Aggregate Value of the Merger Consideration and the product of the number of shares of Target Stock represented by Target Options outstanding as of the Closing Date multiplied by the average exercise price of such Target Options, all of which is divided by the sum of the number of shares of Target Stock and the number of shares of Target Stock represented by Target Options outstanding as of the Closing Date.

     (g) Each outstanding share of Target Stock validly issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 2.2), including Target Stock held as a result of the exercise of Target Options, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and represent the right to receive the Value of the Per Share Merger Consideration.

     (h) Concurrently with the mailing of the Proxy Statement relating to the Target Meeting, a form of election satisfactory in form to Target and TriCo (an "Election Form") shall be mailed to each Target Shareholder of record as of the close of business on the fifth business day prior to the mailing date (the
"Election Form Record Date"). The Election Form shall give each Target Shareholder the opportunity to indicate thereon his or her preference to receive the Value of the Per Share Merger Consideration all in TriCo Stock (a "Stock Election"), all in cash (a "Cash Election") or in a combination of approximately 61% TriCo Stock and 39% cash, subject to adjustment of these percentages to reflect the Average Closing Price and the Number of TriCo Shares to be Issued (a "Combination Election") if such Election Form is returned to the Exchange Agent prior to a date not later than the date of the Target Meeting (the "Election Date"). If the Election Form of any Target Shareholder is not returned prior to the Election Date, such Target Shareholder shall be deemed to have made a Combination Election. Notwithstanding anything herein to the contrary, any Target Shareholder voting against the Merger at the Target Meeting or demanding Dissenters' Rights (as defined in Section 2.2) as of the Election Date shall be deemed to have made a Cash Election.

     (i) TriCo shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Target Stock between the Election Form Record Date and the close of business on the business day prior to the Election Date, and Target shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. A Cash/Stock Election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Date. Any Target Shareholder may at any time prior to the Election Date change his or her election by written notice received by the Exchange Agent prior to the Election Date accompanied by a revised Election Form properly completed and signed. Any Target Shareholder may at any time prior to the Election Date revoke his or her election by written notice received by the Exchange Agent prior to the Election Date. All elections shall be revoked automatically if the Exchange Agent is notified in writing by TriCo or Target that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of TriCo regarding such matters shall be binding and conclusive. Neither TriCo nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     (j) If the Target Shareholders elect to receive in the aggregate an amount of cash in excess of the Aggregate Cash Consideration, then the amount of cash to be paid to Target Shareholders making a Cash Election shall be reduced pro rata on a per share basis by the aggregate amount of such excess, and the value of TriCo Stock to be delivered to the Target Shareholder shall be increased by the dollar value approximately equivalent to the reduction (after adjusting for fractional shares). Conversely, if Target Shareholders elect to receive in the aggregate a number of shares of TriCo Stock in excess of the Number of TriCo Shares to be Issued, then the number of shares of TriCo Stock to be delivered to Target Shareholders making a Stock Election shall be reduced pro rata on a per share basis by the aggregate amount of such excess, and the amount of cash to be delivered to the Target Shareholder shall be increased by the Value of the reduction.

     (k) TriCo shall have the right to make determinations, not inconsistent with the terms of this Agreement, governing the allocation of the Aggregate Cash Consideration and the Number of TriCo Shares to be Issued pursuant to Section
1.1. TriCo's determinations shall not be subject to review or question by other parties to this Agreement or by the Target Shareholders.

     (l) The Aggregate Stock Consideration shall be registered under the 1933 Act with the Registration Statement.

     (m) No fractional shares of TriCo Stock shall be issued in the Merger. TriCo shall pay cash equal to the Average Closing Price multiplied by the fraction of a share to which the Target Shareholder would otherwise have been entitled in lieu of such fractional share.

     (n) If prior to the Effective Time TriCo shall declare a stock dividend or subdivide, split up, reclassify or combine TriCo Stock or declare a dividend or other distribution on TriCo Stock payable in TriCo Stock or any security convertible into TriCo Stock, appropriate adjustment or adjustments will be made to the Target Stock to be received as Aggregate Stock Consideration.

     (o) Target Options outstanding on the Closing Date will be converted into options to purchase shares of TriCo Stock ("TriCo Options"). Each outstanding option to purchase shares of Target Stock will be converted into a TriCo Option to purchase a number of shares of TriCo Stock equal to the number of shares of Target Stock subject to the option multiplied by the Exchange Ratio rounded down to the nearest full share at an exercise price per share equal to the exercise price of the existing Target Option divided by the Exchange Ratio rounded up to the nearest penny. All other terms of the resulting TriCo Options will be substantially similar to the terms of the existing Target Options subject to the requirements of TriCo's stock option plan. Following the Effective Date, unless such TriCo Options and TriCo Stock issuable upon exercise of TriCo Options are already registered under the 1933 Act, TriCo shall use its best efforts to promptly prepare and file with the SEC a registration statement on Form S-8 or other appropriate form covering such TriCo Options and TriCo Stock to be issued upon the exercise of TriCo Options granted pursuant to this Section.

     1.2 Closing Date. The "Closing Date" of the transaction shall be the last business day of the month in which the conditions specified in Article 3 of this Agreement have all been satisfied and which is at least ten days following the satisfaction of such conditions, or such other date as is mutually agreed by the parties. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of TriCo on the Closing Date or at such other place as the parties may agree. At the Closing, the parties shall exchange the various agreements, certificates, instruments and documents to be delivered pursuant to the terms of this Agreement.

1.3      The Surviving Bank.

     (a) At the Effective Time, the separate existence of Target shall cease and Tri Counties shall be the Surviving Bank. The Charter and bylaws of Tri Counties as in effect immediately prior to the Effective Time shall remain the Charter and bylaws of Tri Counties as the Surviving Bank after the Effective Time until amended or repealed in accordance with their provisions and applicable law. The combined capitalization of Target and Tri Counties immediately prior to the Effective Time shall be the capitalization of Tri Counties as the Surviving Bank after the Effective Time, subject to required accounting adjustments, until changed by resolution of the Board of Directors or by action of its shareholder. The directors and officers of Tri Counties immediately prior to the Effective Time, with the addition of Steve Nettleton as a director, shall be the directors and officers of Tri Counties after the Effective Time until their successors have been elected or qualified or until their resignation or removal according to law and the bylaws of Tri Counties.

     (b) At and after the Effective Time, all rights, privileges, powers and franchises and all property and assets of every kind and description of Tri Counties and Target shall be vested in and be held and enjoyed by the Surviving Bank, without further act or deed, and all the estates and interests of every kind of Tri Counties and Target, including all debts due to either of them, shall be as effectively the property of the Surviving Bank as they were of Tri Counties and Target, and the title to any real estate vested by deed or otherwise in either Tri Counties or Target shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and liens upon any property of Tri Counties or Target shall be preserved unimpaired and all debts, liabilities and duties of Tri Counties and Target shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.


                      DISTRIBUTIONS TO TARGET SHAREHOLDERS

     1.4 Delivery of Total Consideration. TriCo shall deliver to the holders of certificates formerly evidencing ownership of Target Stock, immediately upon receipt from the holders thereof of such certificates, duly executed and in proper form for transfer, the Value of the Per Share Merger Consideration to which they are entitled pursuant to the following provisions:

     (a) As soon as practical after the Effective Time, TriCo shall send a notice and transmittal form in a format satisfactory to Target and TriCo to each record holder of a certificate evidencing Target Stock, advising such holder of the Merger and the procedure for surrendering to the Exchange Agent such certificate in exchange for the Value of the Per Share Merger Consideration for each share of Target Stock represented by the certificate as determined pursuant to Section 1.1. Each holder of such certificate, upon surrender of the same to the Exchange Agent in accordance with such transmittal form, shall be entitled to receive the Value of the Per Share Merger Consideration pursuant to the Cash/Stock Election.

     (b) No transfer taxes shall be payable by any holder of record of Target Stock at the Effective Time in respect of the exchange of certificates for the Value of the Per Share Merger Consideration. If the Value of the Per Share Merger Consideration is to be delivered to any person other than the registered holder of the Target Stock surrendered for exchange, the amount of any stock transfer or similar taxes (whether imposed on the holder of record or such person) payable on account of the transfer to such person shall be paid to the Exchange Agent by such person. The Exchange Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     (c) After the Effective Time, each outstanding certificate which theretofore represented Target Stock shall, until surrendered for exchange in accordance with this Section 2.1, be deemed for all purposes to evidence only the right to receive the Value of the Per Share Merger Consideration represented by the certificate. After the Effective Time, there shall be no further registration or transfer of Target Stock.

     (d) Notwithstanding anything to the contrary set forth herein, if any holder of Target Stock shall be unable to surrender his or her certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond to be paid by such holder and in form and substance and with surety satisfactory to the Exchange Agent or such other undertaking as may be approved by the Exchange Agent.

     (e) Until the shares of Target Stock have been exchanged for the Value of the Per Share Merger Consideration, the holders of such shares shall not be entitled to vote or exercise any rights of ownership with respect to the shares of TriCo Stock to be received by them as the Value of the Per Share Merger Consideration, and shall not receive any dividends or other distributions paid or distributed with respect to the shares of TriCo Stock. TriCo shall hold all such dividends or distributions for the account of the person entitled thereto and shall pay such accumulated dividends without interest to the shareholder upon his surrender of certificates representing Target Stock in exchange for the Value of the Per Share Merger Consideration.

     1.5 Dissenting Shareholders. Any shares of Target Stock held by persons who have satisfied the requirements of 12 U.S.C. ss.214a(b) related to the rights of dissenting shareholders ("Dissenters' Rights"), and have not effectively withdrawn or lost such Dissenters' Rights (such shares being referred to as "Dissenting Shares"), shall not be converted pursuant to this Agreement, but the holders thereof shall be entitled only to such Dissenters' Rights. Each dissenting shareholder who is entitled to payment for his or her shares of Target Stock pursuant to such Dissenters' Rights shall receive payment from TriCo in an amount as determined pursuant to such Dissenters' Rights which such aggregate payments shall be part of the Aggregate Cash Consideration.


                                   CONDITIONS

     1.6 Mutual Conditions. The obligations of Target, Tri Counties and TriCo under this Agreement are subject to and conditioned upon the satisfaction of, prior to and on the Closing Date, each of the following conditions except as Target, Tri Counties and TriCo may waive in writing:

     (a) No Litigation. Except for litigation described in the Target Disclosure Schedules, no suit, action, claim or other proceeding having been threatened or pending before any court, administrative or governmental agency which, in the reasonable opinion of Target or TriCo, presents a significant risk of restraint or prohibition of the transactions contemplated hereby or the attainment of material damages or other relief against Target or its shareholders, or TriCo, Tri Counties or TriCo shareholders in connection therewith.

     (b) Shareholder Approval. Approval of the Merger by the holders of two-thirds of the outstanding shares of Target Stock.

     (c) Approvals. Receipt of all authorizations, approvals and/or consents as well as the expiration of applicable waiting periods, of any third parties, including federal or state governmental and/or regulatory bodies and officials, necessary for the consummation of this Agreement and for the continuation in all material respects of the business of TriCo, Target and Tri Counties, without interruption after the Effective Time, in substantially the manner in which such business is now conducted, and no such authorizations or approvals shall contain any conditions or restrictions that TriCo reasonably believes will materially restrict or limit the business or activities of TriCo, Target or Tri Counties or have a material adverse effect on their businesses, operations or financial conditions taken as a whole.

     (d) Effective Registration Statement. A Registration Statement registering the Aggregate Stock Consideration shall have been declared effective and shall not be subject to a stop order of the SEC and all applicable state blue sky laws shall have been complied with.

     (e) Listing of TriCo Stock. The Aggregate Stock Consideration shall have been authorized for listing on the NASDAQ National Market System.

     1.7 Conditions in Favor of Target. All obligations of Target under this Agreement are subject to and conditioned upon the satisfaction of, prior to and on the Closing Date, each of the following conditions except as Target may waive in writing:

     (a) Representations, Warranties and Agreements. All of the representations and warranties of TriCo and Tri Counties contained in this Agreement or in any written statement including, without limitation, financial statements, exhibits, certificates, schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, being true in all material respects at the date hereof, and at the Closing Date as if then made, and TriCo and Tri Counties having performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     (b) Officers' Certificates. Receipt by Target of certificates in form and content satisfactory to Target from the President and the Chief Financial Officer of TriCo and from the President and the Chief Financial Officer of Tri Counties, dated the Closing Date, to the effect that the representations and warranties made herein by TriCo and Tri Counties were on the date hereof and are on the Closing Date true and correct and that TriCo and Tri Counties have performed the covenants, obligations and agreements undertaken by them herein.

     (c) Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement by TriCo and Tri Counties and the consummation of the transactions contemplated hereby having been duly and validly taken by the Boards of Directors of TriCo and Tri Counties, and Tri Counties shall have full power and right to merge with Target pursuant to this Agreement and the Agreement of Merger.

     (d) Secretaries' Certificates. Receipt by Target of, in form and content satisfactory to it, a certificate of the Secretary or an Assistant Secretary of TriCo and of Tri Counties to the effect that all necessary approvals of the Merger by the Boards of Directors of TriCo and Tri Counties and by TriCo as the sole shareholder of Tri Counties were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of TriCo and Tri Counties at all relevant times.

     (e) Legal Opinion. Receipt by Target of an opinion of legal counsel for TriCo, subject to customary assumptions, qualifications and exceptions, as of the Closing Date to the effect that:

        (i) TriCo and Tri Counties are corporations validly existing and in good standing under the laws of the State of California. TriCo is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. TriCo and Tri Counties have the requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder;

        (ii) all requisite actions of the Board of Directors of TriCo and the Board of Directors and sole shareholder of Tri Counties to duly authorize and approve this Agreement and the Merger have been taken and this Agreement has been duly executed and delivered by TriCo and Tri Counties;

        (iii) to counsel's knowledge, no consent or approval by, or any notification of a filing with, any court, public body or authority of the State of California or the United States of America is required to be obtained or effected by Target in connection with the execution, delivery and performance of TriCo of this Agreement other than those that have been obtained or effected;

        (iv) assuming the due execution and delivery of this Agreement by Target, this Agreement constitutes a legal, valid and binding obligation of TriCo and Tri Counties enforceable against them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general or by general principles of equity;

        (v) consummation of the transactions contemplated hereby will not violate or result in a material breach of or default in any of the terms, conditions or provisions of the articles of incorporation or bylaws of TriCo or Tri Counties, or any applicable law, rule, regulation or order of which they are aware of any court or governmental agency, or any contract listed as a "material contract" in the Exhibits to TriCo's most recently filed Form 10-K and Form 10-Q; and

        (vi) at the Effective Time, the Aggregate Stock Consideration will be duly authorized, validly issued, fully paid and nonassessable.

     (f) Proper Actions and Documentation. All actions to be taken by TriCo and Tri Counties in connection with the transactions contemplated by this Agreement having been taken, all documents incidental thereto being in a form and substance reasonably satisfactory to Target and its legal counsel, and Target having received copies of all documents that it may have reasonably requested in connection with such transactions.

     (g) Material Adverse Change. Since the date of this Agreement there having been no material adverse changes, occurrences or developments in the business of TriCo that have, or would be expected to have, a material adverse effect on the business, operation or financial condition of TriCo; and Target shall not have discovered any fact or circumstance not disclosed by TriCo prior to the date of this Agreement that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of TriCo.

     (h) Federal Tax Opinion. An opinion of Rothgerber Johnson & Lyons LLP as legal counsel for TriCo shall have been received by Target as of the Closing Date to the effect that for federal income tax purposes:

        (i) the Merger qualifies as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

        (ii) no gain or loss need be recognized by Target Shareholders to the extent TriCo Stock is received in exchange for their Target Stock;

        (iii) the holding period and basis of the TriCo Stock received in exchange for Target Stock will be the same as the holding period and basis of the Target Stock exchanged therefor, assuming the Target Stock exchanged was a capital asset in the hands of the Target Shareholder at the Effective Time;

        (iv) the aggregate tax basis of the TriCo Stock received in exchange for Target Stock will be the same as the aggregate tax basis of the Target Stock exchanged therefor, decreased by the amount of cash received in the Merger and increased by the amount of gain recognized by the Target Shareholder; and

     (v) cash received in exchange of Target Stock will be treated as a distribution in full payment for such Target Stock exchanged and will qualify for capital gain or loss treatment, assuming the Target Stock exchanged was a capital asset in the hands of the Target Shareholder at the Effective Time.

     (i) TriCo Employment Agreement. TriCo shall enter into an employment agreement with John Lucchesi as of the Closing Date substantially in the form attached hereto as Exhibit C.

     (j) Fairness Opinion. Target shall have received a fairness opinion from a third party advisor opining that the Aggregate Merger Consideration is fair to the shareholders of Target from a financial point of view, and such fairness opinion shall not have been withdrawn or amended in any material respect prior to the Closing Date.

     1.8 Conditions in Favor of TriCo and Tri Counties. All obligations of TriCo and Tri Counties under this Agreement are subject to and shall be conditioned upon the satisfaction of, prior to and on the Closing Date, each of the following conditions except as TriCo and Tri Counties may waive such conditions in writing:

     (a) Material Adverse Change. Since the date of this Agreement there having been no material adverse changes, occurrences or developments in the business of Target that have, or would be expected to have, a material adverse effect on the business, operations or financial condition of Target; and TriCo shall not have discovered any fact or circumstance not disclosed by Target prior to the date of this Agreement that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, operations or financial condition of Target.

     (b) Representations, Warranties and Agreements. All of the representations and warranties of Target contained in this Agreement, in any attachment or exhibit hereto, or in any written statement including, without limitation, financial statements, disclosure letters, deeds, exhibits, certificates, schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, being true in all material respects at the date hereof, and at the Closing Date as if then made and Target having performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

     (c) Officers' Certificate. Receipt by TriCo and Tri Counties of a certificate in form and content satisfactory to TriCo, from the President and Chief Financial Officer of Target, dated the Closing Date, to the effect that the representations and warranties made herein by Target and, except as otherwise indicated in the certificate, in any other written statement delivered in connection with the transaction contemplated hereby, were on the date hereof, and are on the Closing Date, true and correct in all material respects and that Target has performed the covenants, obligations and agreements undertaken by it herein.

     (d) Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement by Target and the consummation of the transactions contemplated hereby having been duly and validly taken by the Board of Directors of Target and Target shall have full power and right to merge with Tri Counties pursuant to this Agreement and the Agreement of Merger.

     (e) Secretary's Certificate. Receipt by TriCo and Tri Counties of a certificate in form and content satisfactory to TriCo from the Secretary or an Assistant Secretary of Target, to the effect that all necessary approvals of the Merger by the Board of Directors and shareholders of Target were obtained at meetings duly called for such purposes and as to the incumbency of all corporate officers of Target at all relevant times.

     (f) Legal Opinions. Receipt by TriCo and Tri Counties of an opinion of Bingham McCutchen LLP as legal counsel for Target, as of the Closing Date, subject to customary assumptions, qualifications and exceptions, to the effect that:

        (i) Target is a banking association incorporated, validly existing and in good standing under the laws of the United States of America, is duly licensed by the Office of the Comptroller of the Currency to carry out the business of a national bank and has full corporate power and authority to enter into the Agreement and to perform its obligations hereunder;

        (ii) all requisite actions of the Board of Directors and shareholders of Target to duly authorize and approve this Agreement and the Merger have been taken and this Agreement has been duly executed and delivered by Target;

        (iii) to counsel's knowledge, no consent or approval by, or any notification of a filing with, any court, public body or authority of the State of California or the United States of America is required to be obtained or effected by Target in connection with the execution, delivery and performance of Target of this Agreement other than those that have been obtained or effected;

        (iv) assuming the due execution and delivery of this Agreement by TriCo and Tri Counties, this Agreement constitutes a legal, valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general or by general principles of equity;

        (v) consummation of the transactions contemplated hereby will not violate or result in a material breach of or default in any of the terms, conditions or provisions of the articles of association or bylaws of Target, or any applicable law, rule, regulation, order of which they are aware of any court or governmental agency, or any contract listed as a "material contract" in the Exhibits to Target's most recently filed Form 10-K and Form 10-Q;

        (vi) except as disclosed to TriCo in writing, to counsel's knowledge there are no claims, actions, suits or proceedings pending, or threatened in writing by or against Target or its properties or businesses, or the transactions contemplated by this Agreement or its directors, officers or employees in actions against them in such capacity at law or in equity, or before or by any federal or governmental department, commission, board, agency, instrumentality or authority which in the event of an adverse decision could reasonably be expected to affect materially and adversely the financial position of Target, or which in any manner draws into question the validity of this Agreement; and

        (vii) the authorized capital stock of Target consists solely of 2,500,000 shares of common stock, par value $2.50 per share. All outstanding shares are nonassessable (except as provided by 12 USC Section 55) and do not possess any preemptive rights pursuant to Target's articles of association or any applicable statute.

     (g) Proper Actions and Documentation. All actions to be taken by Target in connection with the transactions contemplated by this Agreement having been taken, all documents incidental thereto being in a form and substance reasonably satisfactory to TriCo and its legal counsel, and TriCo having received copies of all documents that it may have reasonably requested in connection with such transactions.

     (h) Environmental Report. Tri Counties shall have the right, in its discretion and at it sole expense, to arrange with an environmental consultant to prepare an environmental report based on the consultant's inspection of the surface of the properties owned or leased by Target and based on investigation of records relating to such properties in the files of Target or any government agency. Such inspections, investigations and reports shall be concluded no later than sixty (60) days after the date of this Agreement. If such reports indicate an absence of Hazardous Materials (as defined in Section 4.1(n)(i) hereof) on such properties, or other properties where such Hazardous Materials endanger the Target properties, this Section 3.3(h) shall be deemed satisfied. If, however, such reports indicate the presence of Hazardous Materials on such properties, Tri Counties shall have the right to investigate those properties further prior to the Closing Date and may terminate this Agreement pursuant to Section 6.1(d).

     (i) Potential Dissenter's Rights. Holders of not more than 9.9 percent of the outstanding shares of Target Stock shall have voted against approval of, or given notice in writing to Target at or prior to the Target Meeting that he or she dissents from, the transactions contemplated by the Agreement.

     (j) Employee Benefit Plans. Target shall execute and deliver such instruments and take such other actions as TriCo may reasonably require in order to cause the amendment or termination of any employee benefit plan of Target on terms satisfactory to TriCo and in accordance with applicable law and effective as of the Closing Date. TriCo agrees that the employees of Target who continue their employment after the closing date will be entitled to participate as newly hired employees in the employment benefit plans and programs maintained for the employees of TriCo and Tri Counties, in accordance with the respective terms of such plans and programs, and TriCo shall take all actions necessary or appropriate to facilitate the coverage of such Target employees in such plans and programs from and after the Closing Date, subject to the following:

        (i) Each Target employee shall be entitled to credit for prior service with Target for all purposes under the employee welfare benefit plans and other employee benefit plans and programs sponsored by TriCo and Tri Counties to the extent that Target sponsored a similar type of plan in which the Target employees participated immediately prior to the Closing Date.

        (ii) Each Target employee shall be entitled to credit for past service with Target for the purpose of satisfying any eligibility or vesting periods applicable to TriCo's employee benefit plans which are subject to Sections 401(a) and 501(a) of the Internal Revenue Code.

        (iii) Each Target employee shall be entitled to participate as a newly hired employee in the TriCo employee stock ownership plan for the purpose of satisfying any eligibility or vesting periods applicable to such plan.

     (k) Amendment to Target Employment Agreement. Target and John Lucchesi shall enter into an amendment to Mr. Lucchesi's employment agreement as of the Closing Date in the form attached hereto as Exhibit D.


                         REPRESENTATIONS AND WARRANTIES

     1.9 Representations and Warranties of Target. Except as set forth in the Target Disclosure Schedules to be delivered no later than ten (10) business days after the date of this Agreement, Target hereby represents and warrants to TriCo as of the date hereof and up to and including the Closing Date as follows:

     (a) Organization of Target.


        (i) Target is a banking association duly organized, validly existing and in good standing under the laws of the United States, and it has full corporate power and authority, and possesses all governmental, regulatory and other permits, licenses and authorizations, necessary to carry on its business as now conducted and to own and operate the properties and assets it owns or operates, to enter into this Agreement and to perform its obligations hereunder.

        (ii) Target's authorized capital stock consists of 2,500,000 shares of common stock ($2.50 par value), of which 1,224,430 shares are outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable.

        (iii) Target has no outstanding securities convertible into shares of capital stock or existing options, warrants, calls, commitments or other rights of any character granted or entered into by Target relating to its authorized or issued stock and no such rights will be granted or entered into, except as set forth on Schedule 4.1(a)(iii).

        (iv) There are no outstanding or unsatisfied preemptive rights or rights of first refusal with respect to Target's capital stock.

        (v) No shares of Target's capital stock have been or will be issued between the date hereof and the Closing Date, except upon the exercise of Target Options outstanding on the date of this Agreement.

        (vi) Target has provided TriCo with complete and correct copies of Target's charter and bylaws, both certified as of the date of this Agreement by the Secretary of Target, the same to remain unchanged up to and including the Closing Date.

        (vii) The deposit accounts of Target are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law and all premiums and assessments due and owing as of the date hereof and the Closing Date required in connection therewith have been paid by Target.3

     (b) Subsidiaries and Assets. Target does not have any direct or indirect subsidiaries and does not have any interest in any partnership, firm, association, corporation or joint venture other than investment securities purchased and loans made in the regular and usual course of its business.

     (c) Financial Statements. Target has provided TriCo with copies of the following financial statements for Target ("Target Statements"), all of which are accurate and complete in all material respects, are in accordance with the books and records of Target, have been prepared in accordance with generally accepted accounting principles consistently applied throughout for the periods indicated and present fairly the financial position of Target and the results of Target's operations for the periods ended on the dates indicated:

          Statements of Condition, as of December 31, 2001 and 2000, and Statements of Income, Statements of Changes in Shareholders' Equity, and Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999 audited by Perry-Smith LLP and an unaudited Statement of Condition as of June 30, 2002, and unaudited Statement of Income for the three-month period ended June 30, 2002.

     (d) Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Target Statements, Target has no material liabilities or obligations, except those incurred in the ordinary course of its business, whether accrued, absolute, contingent or otherwise, including governmental charges or lawsuits or any tax liabilities due or to become due whether (i) incurred in respect of or measured by the consolidated income of Target for any period up to the close of business on the respective dates of the Target Statements, or (ii) arising out of transactions entered into, or any state of facts existing, prior thereto.

     (e) Absence of Certain Changes or Events. Since the date of the Target Statements, there has not been:

        (i)  any  material  adverse  change  in  the  condition   (financial  or
otherwise), assets, liabilities or business of Target;

        (ii) any material adverse change in the character of the assets or liabilities of Target;

        (iii) any capital improvements, except for ordinary maintenance and repairs, by Target or any purchase of property by Target at a cost in excess of $10,000 other than supplies in the ordinary course of business;

        (iv) any physical damage, destruction or loss not covered by insurance (subject to applicable deductibles) exceeding $10,000 in value or affecting in a material and adverse way the property, assets, business or prospects of Target;

        (v) any  material  change  in the  accounting  methods or  practices  of
Target  unless   required  by  regulation  or  generally   accepted   accounting
principles;

        (vi) any material change in the capital structure of Target;

        (vii) any loss incurred or determined to be probable for Target as a result of environmental problems which have, or would be expected to have, a material adverse effect on the financial position of Target; or

        (viii) any increase in the compensation payable, or to become payable, by Target to any officers or employees, or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to, or to the credit of, any officers or employees, or any pension, retirement, deferred compensation or similar payment or arrangement made or agreed to by Target other than in accordance with preexisting plans or established standards (written summaries of which are set forth in Schedule 4.1(e)(viii)).

     (f) Tax Matters.

        (i) Target has filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports of information statements which are required to be filed up to and including the date hereof and have paid all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable. Target will hereafter file such returns as are required to be filed by it prior to the Closing Date and will pay all taxes which become due pursuant to such returns or pursuant to any assessments.

        (ii) The returns filed and to be filed by Target have been and will be accurately and properly prepared.

        (iii) To the extent that any tax liability or assessment has accrued as of the date of the Target Statements, but has not yet become payable or has been proposed for assessment or determination as of the date of the Target Statements, but remains unpaid, the same has been reflected as a liability on the date of the Target Statements subject to normal year-end adjustments. Since the date of the Target Statements, Target has not incurred any liability with respect to any such taxes except for normal taxes incurred in the ordinary and regular course of its business, all of which will be fully accrued as a liability on the books of Target at the Effective Date.

        (iv) Target has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income taxes. As of the date of this Agreement, there are no examinations, reviews, audits or investigations of any tax return or report of Target which are presently pending or, to the best of Target's knowledge, threatened, and Target is not a party to any pending action or proceeding by any governmental authority for assessment or collection of income taxes.

     (g) Title to Properties; Absence of Liens and Encumbrances, Leases Enforceable.

        (i) Target has good and marketable title to its assets, real and personal (including those reflected in the Target Statements, except as thereafter sold or otherwise disposed of in the ordinary course of business and for adequate consideration), free and clear of all mortgages, pledges, liens, charges and encumbrances, except (A) investment securities which are pledged to secure the deposit of public monies or monies under the control of any court,
(B) the lien of taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (C) such imperfections of title and encumbrances, if any, and such liens, if any, incidental to the conduct of its businesses or the ownership of its assets as are not material in amount and do not affect the value of, or interfere with the present use of, its assets or otherwise materially impair its operations.

        (ii) The structures, personal property and equipment owned or used by Target comply with all applicable laws, regulations and ordinances and are in good operating condition, subject to ordinary wear and tear.

        (iii) The real property, if any, leased by Target is held under valid and enforceable leases. Target is not in default under any such leases. All rentals due and payable have been paid.

        (iv) Schedule 4.1(g)(iv) sets forth a correct and complete list of all real property owned or leased by Target.

     (h) Litigation. There are no material claims, actions, suits, proceedings or investigations pending, threatened, by or against, or otherwise materially affecting Target, or its assets, business or properties, or the transactions contemplated by this Agreement, or its directors, officers or employees in reference to actions taken by it in such capacity at law or in equity, or before or by any federal, state, municipal or other government department, commission, board, agency, instrumentality or authority, nor is there any valid basis for any such action, proceeding or investigation, other than (i) claims by Target in the ordinary course of its business for the recovery of loans or protection of its interest as a secured or unsecured creditor, and (ii) claims fully covered by insurance, subject to applicable deductibles.

     (i) Authority Relative to This Agreement.

        (i) Target has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

        (ii) The execution, delivery and performance of this Agreement by Target has been duly and effectively authorized and approved by the Board of Directors of Target, subject to the required vote of its shareholders, and subject to obtaining the regulatory approvals and other consents contemplated by this Agreement.

        (iii) This Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (iv) The consummation of the transactions contemplated by this Agreement will not in any material respect conflict with, violate or result in a material breach of or material default of (A) any term, condition or provision of the articles of association or bylaws of Target; (B) any applicable law, rule, regulation or order of any court or governmental agency; or (C) any material agreement, lease, mortgage, note, contract or commitment of any kind, oral or written, formal or informal, to which Target is a party or by which it or its properties may be bound.

     (j) Information Furnished to TriCo and Tri Counties. The documents furnished by Target to TriCo and Tri Counties (the "Target Documents"), including but not limited to the Target Disclosure Schedules and the Target Statements, are true and complete copies of such documents and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no fact which Target has not disclosed in the Target Documents which materially and adversely affects the properties, business, prospects, profits or condition (financial or otherwise) of Target or the ability of Target to perform this Agreement, except that Target makes no representation or warranty as to the effect of general economic conditions, the condition of the financial markets, future legislation or future regulatory action. The information relating to Target included in the Registration Statement that is furnished by Target to TriCo will be accurate and complete in all material respects, will not omit to state any material fact required to be stated therein or necessary to prevent such information from being misleading, and will comply in all material respects with the requirements of federal law at the date of first mailing of the Prospectus/Proxy Statement to the shareholders of Target.

     (k) Compliance with Laws.

        (i) Target has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to its business; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Target, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

        (ii) The conduct by Target of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation.

        (iii) Target is not in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court.

        (iv)  Except  for  statutory  or  regulatory   restrictions  of  general
application, no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Target which reasonably could be expected to have a material adverse effect on the business or properties of Target taken as a whole.

        (v) Target is in material compliance with the Community Reinvestment Act (12 U.S.C.ss.2901 et seq.) and all regulations promulgated thereunder.

     (l) Employee Benefit Plans.

        (i) True, accurate and complete copies of all pension plans, retirement plans, profit-sharing plans, deferred compensation agreements, collective bargaining agreements, insurance plans or any other similar employee benefit plans, agreements or arrangements of Target (the "Plans") have been furnished to TriCo and Tri Counties.

        (ii) Each Plan which is intended to provide tax-deferred benefits under any provision of the Code, meets all requirements that must be met in order for such tax-deferred benefits to be available. There has been no change in any of the documents delivered to TriCo under which each Plan is maintained and no change, since each Plan's most recent valuation date, in the operation of the Plan which could be expected to adversely affect or alter the tax status of, or materially increase the cost of maintaining, any such Plan.

        (iii) The reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, as applicable, and the group health plan continuation coverage requirements of the Code and ERISA have been fulfilled in all material respects. Target has furnished to TriCo copies of all filings, if any, with the Internal Revenue Service and the Department of Labor or other applicable authority for each Plan's most recent plan year.

        (iv) Neither Target, any of the Plans, any of the trusts created under any Plan nor any trustee, administrator or other fiduciary of a Plan has engaged in a "prohibited transaction," as such term is defined in the applicable provisions of the Code or of ERISA, or otherwise taken or omitted any action which could subject the Plans, Target, any of the trusts created under a Plan or any trustee or administrator thereof, or any party dealing with such Plans or trusts, to a material tax or penalty on prohibited transactions imposed by ERISA or the Code or otherwise, and neither Target, any Plan, any trust created under a Plan nor any other fiduciary of any Plan or its attendant trust has breached its fiduciary duties under ERISA in a manner which could result in a direct or indirect material liability to Target or the trustee or administrator of any Plan.

        (v) The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate (or appoint a trustee to administer) any Plan, and no event has occurred or condition exists which might constitute grounds under ERISA for the termination of (or the appointment of a trustee to administer) any Plan.

        (vi) The minimum funding requirements under the Code and ERISA have been satisfied with respect to each Plan.

     (m)  Insurance.  The  properties  of  Target  are  insured  as set forth on
Schedule 4.1(m).

     (n) Environmental Protection.

        (i) None of the assets of Target (defined for purposes of this subsection as the real property and tangible personal property owned or leased by Target) contain any hazardous materials (defined as any substance whose nature and/or quantity or existence, use, manufacture or effect render it subject to federal, state or local regulation as potentially injurious to public health or welfare including, without limitation, friable asbestos or PCBs ("Hazardous Materials")), other than in such quantities which are incidental and customary for the maintenance and operation of such assets (e.g., cleaning fluids) ("Incidental Quantities").

        (ii) No notice or other communication has been made or issued by any governmental agency having jurisdiction over Target, or any other person, with respect to any alleged violation of any federal, state or local laws, rules, regulations, ordinances and codes governing Hazardous Materials and which are applicable to the assets of Target.

        (iii) All Hazardous Materials which have been remediated from any assets of Target prior to or during its ownership by Target have been handled in compliance with all applicable laws.

        (iv) No collateral securing any loan made by Target contains any Hazardous Materials, other than in Incidental Quantities.

     (o) Employee Relations. Copies of all employment agreements between Target and its employees have been delivered to TriCo and are described on Schedule 4.1(o). Target has complied with all federal, state and local laws or regulations applicable to it relating to the employment of labor and the provisions of such laws or regulations relating to wages, nondiscriminatory hiring and employment practices and procedures the violation of which would have a materially adverse effect on the financial condition, operations or prospects of Target. No claim has been made nor any proceeding commenced against Target for any wages, penalties or other liabilities for failure to comply with any such laws or regulations. Target is not subject to any collective bargaining agreement with its employees.

     (p) Material Contract Defaults. Target is not in default in any material respect under the terms of any outstanding written or oral contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or the condition, financial or otherwise, of Target, or under the charter, articles of association or bylaws thereof, and no event has occurred which, with notice or lapse of time, or both, may be or become an event of default under any such contract, agreement, lease or other commitment or under the charter, articles of association or bylaws of Target. All material written or oral contracts are listed on Schedule 4.1(p).

     (q) Agreements with Banking Authorities. Target is not a party to any written agreement or memorandum of understanding with any federal or state administrative agency or commission or other governmental authority or instrumentality charged with supervision or regulation of banks or engaged in the insurance of deposits which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit policies or its management.

     (r) Reports. For the last three years, Target has filed all reports, registrations and statements, together with any required amendments thereto and has paid all fees and assessments due and payable therewith, that it was required to file with the OCC and all other federal and state securities, banking, insurance and other governmental or regulatory authorities (collectively, the "Regulatory Authorities"). All such reports and statements required to be filed with any such Regulatory Authority are collectively referred to herein as the "Reports." As of its respective date, each Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (s) Loans.

        (i) The documentation relating to each loan made by Target, including as to security interests, mortgages and other liens with respect to the collateral for such loans, is adequate for the enforcement of the loan except for inadequacies that will not in the aggregate have a material adverse effect on the financial condition of Target and its subsidiaries taken as a whole.

        (ii) All evidences of indebtedness in the original principal amount in excess of $5,000 reflected as assets in the Target Statements as of June 30, 2002, were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms. The allowance for loan losses shown on the Target Statements as of June 30, 2002 was, and the allowance for loan losses to be shown on the Target Statements as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Target and other extensions of credit (including letters of credit or commitments to make loans or extend credit). The allowance for loan losses described in this Section 4.1(s)(ii) has been established in accordance with GAAP as applied to banking institutions and all applicable rules and regulations.
        (iii) Except as set forth on Schedule 4.1(s)(iii), Target is not a party to any written or oral:

            (A) Loan agreement, note or borrowing arrangement, other than credit card loans and other loans, the unpaid balance of which does not exceed $5,000 per loan, under the terms of which the obligor is 60 days delinquent in payment of principal or interest or in default of any other material provisions as of the date hereof;

            (B) Loan agreement, note or borrowing arrangement which has been classified or should have been classified as substandard, doubtful, loss, other loans especially mentioned, other assets especially mentioned, or any comparable classifications by such persons;

            (C) Loan agreement, note or borrowing arrangement, including any loan guarantee, with any director or executive officer of the Target or any 10% or greater shareholder of the Target, or any person or entity controlling, controlled by, or under common control with any of the foregoing; or

            (D) Loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Target.

     (t) Tax and Regulatory Matters. Target has no knowledge of any fact or circumstance that would prevent the transactions contemplated pursuant to this Agreement from qualifying as a tax-free reorganization under the Code or materially impede or delay receipt of any required regulatory approval referred to in Section 3.1(c)

     (u) Brokers and Finders. Except as set forth in Schedule 4.1(u), neither Target nor any officer, director or employee of Target has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Target in connection with this Agreement or the transactions contemplated thereby.

     (v) Intellectual Property. Schedule 4.1(v) sets forth a complete and correct list of all registered trademarks, service marks, trade name and copyrights owned or held by Target or used under license by Target ("Intellectual Property"). Target owns or has the right to use the Intellectual Property.

     1.10 Representations and Warranties of TriCo and Tri Counties. TriCo and Tri Counties hereby represent and warrant to Target as of the date hereof and up to and including the Closing Date as follows:

     (a) Organization. TriCo and Tri Counties are duly organized, validly existing and in good standing under the laws of the State of California. TriCo is a bank holding company registered under the Bank Holding Company Act. TriCo and Tri Counties and have the requisite corporate power and authority, and possess all material governmental, regulatory and other permits, licenses and other authorization, necessary to carry on their respective businesses as now conducted.

     (b) Authority Relative to Agreement.

        (i) The execution, delivery and performance of this Agreement by TriCo and Tri Counties has been duly and effectively authorized and approved by the respective Boards of Directors of TriCo and Tri Counties subject to obtaining the regulatory approvals and other consents contemplated by this Agreement.

        (ii)  The  approval  of  TriCo's   shareholders   is  not  required  for
consummation of the transactions contemplated by this Agreement.

        (iii) This Agreement has been duly executed and delivered by TriCo and Tri Counties and constitutes a valid and binding obligation of TriCo and Tri Counties enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (iv) The consummation of the transactions contemplated by this Agreement will not in any material respect conflict with, violate or result in a material breach of or material default in (A) any term, condition or provision of the articles of incorporation or charter, as applicable, or bylaws of TriCo or Tri Counties; (B) any applicable law, rule, regulation or order of any court or governmental agency; or (C) any material agreement, lease, mortgage, note, contract or commitment of any kind, oral or written, formal or informal, to which either TriCo or Tri Counties is a party or by which they or their properties may be bound.

     (c) Legal Proceedings. There are no legal proceedings pending against, affecting, or to the knowledge of TriCo or Tri Counties, threatened against TriCo or Tri Counties which would prevent or enjoin TriCo or Tri Counties from carrying out their obligations under this Agreement; and TriCo and Tri Counties are not in default or in violation in any material way with respect to (i) any order, writ, injunction or decree of any court, or (ii) any instrument, statute, rule, order or regulation of any government, governmental department, commission, board, bureau, agency or instrumentality, and the consummation of the transactions contemplated by this Agreement will not constitute such a default.

     (d) Applications to Regulators. All of the representations contained in the applications filed by TriCo and Tri Counties with regulators with or on behalf of Target will be at the time each were made accurate in all material respects, except TriCo and Tri Counties make no representation as to matters contained therein that are based on information provided by Target to TriCo and Tri Counties.

     (e) Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the financial statements (the "TriCo Statements") contained in filings made or to be made by TriCo under the reporting provisions of the Securities Exchange Act of 1934, as amended, which comply in all material respects with applicable requirements thereunder or disclosed by TriCo or Tri Counties to Target in writing, TriCo and Tri Counties have no material liabilities or obligations whether accrued, absolute, contingent or otherwise, including governmental charges or lawsuits, or any tax liabilities due or to become due and whether (i) incurred in respect of or measured by the income of TriCo and Tri Counties for any period up to the close of business on the respective dates of the TriCo Statements, or (ii) arising out of transactions entered into, or any state of facts existing, prior thereto. To the best knowledge of TriCo and Tri Counties, TriCo and Tri Counties do not have any liabilities or obligations, either accrued or contingent, which are material to TriCo and Tri Counties and which have not been either (i) reflected or disclosed in the TriCo Statements, or (ii) incurred subsequent to the date of the TriCo Statements in the ordinary course of business.

     (f) Registration Statement. Except for information provided by Target, the information included in the Registration Statement or incorporated therein by reference, as of the date the Prospectus/Proxy Statement is first mailed to the Target Shareholders, and at all times subsequent thereto, up to and including the date of the Target Shareholders meeting will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances when made, not misleading.

     (g) TriCo Stock. The authorized capital stock of TriCo is 20,000,000 shares of TriCo Stock and 1,000,000 shares of preferred stock of which 7,025,690 shares of TriCo Stock and no shares of preferred stock are issued and outstanding as of the date of this Agreement. The TriCo Stock issued in the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

     (h) Reports. For the last three years, TriCo and Tri Counties have filed all reports, registrations and statements, together with any required amendments thereto and have paid all fees and assessments due and payable therewith, that each was required to file with (i) the SEC, (ii) the Federal Reserve Board, and
(iii) all other Regulatory Authorities. All such reports and statements required to be filed with any such Regulatory Authority are collectively referred to herein as the "Reports." As of its respective date, each Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (i) Tax and Regulatory Matters. TriCo has no knowledge of any fact or circumstance that would prevent the transaction contemplated pursuant to this Agreement from qualifying as a tax-free reorganization under the Code or materially impede or delay receipt of any required regulatory approval referred to in Section 3.1(c).

                                    COVENANTS

     1.11 Covenants of Target. Target covenants with TriCo and Tri Counties as an inducement to TriCo and Tri Counties to enter into this Agreement that:

     (a) Access to Information Concerning Properties and Records. Target will give to TriCo and Tri Counties and to their counsel, accountants and other representatives ("advisers"), upon reasonable notice, during normal business hours throughout the period prior to the Effective Time, full access to the books, records, customer and loan files, contracts, and commitments of Target, except for documents as to which there exists an attorney-client privilege or except as otherwise restricted by law. For the period prior to the Effective Time, Target shall deliver to TriCo and Tri Counties such statements, schedules and reports concerning the business, operations and financial condition of Target as are regularly provided to its Boards of Directors at such times as they are regularly supplied to their Boards of Directors.

     (b) Conduct of Business. Until the Effective Time or the earlier termination of this Agreement, and except as contemplated by this Agreement or disclosed in the Target Disclosure Schedules or as consented to or otherwise approved by TriCo and Tri Counties in writing, which consent or approval shall not be unreasonably withheld:

        (i) the business of Target shall be conducted only in the ordinary course which, without limitation, shall include using its best efforts to maintain in force the insurance policies now in effect, or insurance policies providing substantially the same coverage to the extent such coverage remains available to Target with acceptable limitations and at a reasonable cost;

        (ii) no change shall be made in the charter or bylaws of Target;

        (iii) except as the result of the cancellation or exercise of Options granted pursuant to Target's Stock Option Plan as contemplated in Section 2.2, no change shall be made in the number of shares of capital stock of Target issued and outstanding, nor shall any option, warrant, call, convertible security, commitment or other right be granted or made by Target relating to its authorized or issued capital stock;

        (iv) no purchase order, contract or commitment (other than deposits, loans, loan commitments and investments or the sale of other real estate owned in the ordinary course of business of Target) shall be entered into by or on behalf of Target extending for more than one year or involving payment by Target of more than $10,000 in any one contract or related series of contracts or otherwise materially affecting its business;

        (v) except as otherwise provided herein, no employment agreement or other agreement shall be entered into with any employee of Target and no salary or benefits of any employee of Target shall be increased and no employee benefit plan shall be modified or amended, provided, however, that Target may pay bonuses to employees in December 2002 in a manner consistent with Target's past practices from amounts accrued by Target for such purpose in 2002;

        (vi) Target shall use its best efforts, consistent with conducting its business in accordance with its own business judgment, to retain its depositors and customers and to preserve its business in its present form and to preserve the good will of the depositors, customers and others having business relations with Target;

        (vii) Target shall duly comply in all material respects with all applicable laws, the failure to comply with which would have a material adverse effect upon its business or financial condition;

        (viii) no dividends shall be paid, or distributions made, with respect to Target Stock;

        (ix) no loans in excess of $250,000 will be made and no security will be purchased or sold by Target without providing TriCo and Tri Counties with a reasonable opportunity to review such transaction and comment thereon;

        (x) Target shall not enter into or be obligated to pay any obligations under employment, severance or other agreements between Target and its employees related to the termination of such agreements, other than those set forth on
Schedule 5.1(b)(x) hereto.

     (c) Confidentiality.

        (i) Until the Effective Time, Target shall not, without the prior written consent of TriCo and Tri Counties, disclose to third parties, and shall use care to assure that its directors, officers, employees and advisers do not disclose to third parties, any confidential information concerning TriCo and Tri Counties, which shall include all information received from TriCo and Tri Counties in the course of discussing, investigating, negotiating and performing the transactions contemplated by this Agreement, whether such information has been obtained before or after the date of execution of this Agreement. The term "confidential information" does not include information which (A) was known to Target, its directors, officers, employees or advisers from a source not under a duty of confidentiality to TriCo or Tri Counties prior to the time of its disclosure by TriCo and Tri Counties; (B) is or becomes publicly known or available; or (C) is independently developed or discovered by Target or its directors, officers, employees or advisers outside of the discussions, investigations, negotiations and performance contemplated by this Agreement. "Third parties" do not include the directors, officers, employees or advisors of TriCo and Tri Counties.

        (ii) In the event that the Merger is not consummated, or this Agreement is otherwise terminated, Target shall promptly return to TriCo and Tri Counties all such confidential information (and all copies thereof), without retaining any copies, or to the extent agreed by TriCo and Tri Counties, shall destroy information and documents not to be returned, including all electronic images, and confirm such destruction in writing to TriCo and Tri Counties; and thereafter all such information shall continue not to be disclosed by Target, and its directors, officers, employees, agents and advisers to third parties without the written consent of TriCo and Tri Counties.

     (d) No Shopping.

        (i) Without TriCo's prior written consent, Target and its officers and directors will not, and Target shall direct and use its best efforts to cause its directors, officers, investment bankers, attorneys, accountants, advisors, employees, agents and representatives to not, during the period beginning on the date hereof and ending on the consummation or termination of this Agreement: (A) sell or arrange for the sale of any Target capital stock; or (B) negotiate, solicit or encourage or authorize any person to solicit from any third party any proposals relating to the merger or consolidation of Target, disposition of the business or assets of Target or the acquisition of the capital stock of Target; or (C) except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, make any information concerning Target available to any person for the purpose of affecting or causing a merger, consolidation or disposition of Target or its assets or common stock.

        (ii) Target shall notify TriCo and Tri Counties of the details of any indication of interest of any person, partnership or corporation to acquire by any means a controlling interest in Target, or a majority of the assets or deposits of Target, within two (2) business days of its receipt of any such indication of interest.

        (iii) In the event the Board of Directors of Target receives a bona fide offer for a purchase or transfer of 10% or more of Target's assets or deposits, or related ownership interest, and without having received the written consent of TriCo shall have determined to accept such offer or to recommend to Target's Shareholders to accept such offer, then Target shall be liable to TriCo in the amount of $1,000,000 as liquidated damages, the payment of which shall be made before the acceptance of such offer. It is acknowledged and understood by Target that the calculation, ascertainment or quantification of the amount of monetary damages which would be sustained by TriCo as a result of the acceptance or recommendation of acceptance of any such offer by Target is uncertain and problematic and that TriCo would suffer substantial damages to its business and operations which cannot be measured with certainty in monetary terms, and recognizing such, Target agrees that the foregoing amount of liquidated damages is a reasonable estimate of the amount of damages which would be sustained by TriCo in the event that Target, during the term of this Agreement and without having received the written consent of TriCo, shall have determined to accept any such offer or to recommend to its shareholders that any such offer be approved or accepted.

     (e) Information for Applications and Statements. Target shall furnish to TriCo and Tri Counties in a timely manner all information concerning Target required for inclusion in the Registration Statement and all other federal or state regulatory applications to be filed, and in any other notices or statements to be made by TriCo and Tri Counties to any governmental or regulatory body required to consummate the Merger. Target represents and warrants that all information so furnished shall be true and correct in all material respects.

     (f)  Shareholder  Meeting.  Target  shall  take  all  action  necessary  in accordance with applicable law and its articles of association and bylaws to convene a meeting of shareholders to vote upon this Agreement and the Merger. In connection therewith, Target shall mail to all shareholders of record entitled to vote at such meeting the Prospectus/Proxy Statement which shall indicate that the Board of Directors of Target has, by resolution, approved the Merger on the terms and subject to the conditions set forth in this Agreement. Subject to applicable laws, Target shall use reasonable efforts to solicit from its shareholders proxies in favor of such adoption and approval and shall take all other reasonable action necessary or helpful to secure a vote of its shareholders in favor of the Merger.

     (g) Affiliate's Letter. Target shall obtain and deliver to TriCo prior to the filing of the Registration Statement a signed letter in the form attached as Exhibit B from each Target Shareholder who may be deemed an "affiliate" of Target with the meaning of such term as used in Rule 145 under the 1933 Act.

     (h) Due Diligence. Target shall deliver by the Closing Date all opinions, certificates and other documents required to be delivered by it and to cause all conditions to Closing being satisfied in a timely manner.

     (i) Attendance at Target Board Meetings. In order to keep TriCo fully advised of Target's ongoing activities, Target shall allow TriCo one representative to attend, as a guest, all Board and committee meetings of Target (except when the subject matter is this Agreement and the transactions contemplated by this Agreement and the Board determines that the presence of such representative is not in the best interests of Target and its shareholders). TriCo shall receive written notice of all Target Board and committee meetings by the later of 10 days before such meeting or concurrently with written notice to Target's directors.

     (j) Conditions Precedent. Target shall use reasonable best efforts to satisfy the conditions set forth in Section 5.1.

     (k) Expenses. Target shall take all actions necessary to accrue as expenses on its books as of the Closing Date those items reasonably requested by TriCo.

     1.12 Covenants of TriCo and Tri Counties. TriCo and Tri Counties, as an inducement to Target to enter into this Agreement, covenant that:

     (a) Approvals of Regulatory Authorities. As soon as practicable, TriCo and Tri Counties shall file applications with the proper Regulatory Authorities for approval of the Merger and the acquisition of Target by TriCo and shall thereafter take all action with due diligence to obtain the approval of such Regulatory Authorities. To the extent permitted by law, all filings, requests for approval or other submissions for any regulatory approval shall be made available for review by Target prior to filing.

(b)      Confidentiality.

        (i) Until the Merger is consummated, TriCo and Tri Counties shall not, without the prior written consent of Target, disclose to third parties, and shall use care to assure that its directors, officers, employees and advisers do not disclose to third parties, any confidential information concerning Target, which shall include all information received from Target in the course of discussing, investigating, negotiating and performing the transactions contemplated by this Agreement, whether such information has been obtained before or after the date of execution of this Agreement. The term "confidential information" does not include information which (A) is known to TriCo and Tri Counties, or their directors, officers, employees or advisers, from a source not under a duty of confidentiality to Target prior to their disclosure by Target;
(B) is or becomes publicly known or available; or (C) is independently developed or discovered by TriCo and Tri Counties, or their directors, officers, employees or advisers outside of the discussions, investigations, negotiations and performance contemplated by this Agreement. "Third parties" do not include directors, officers, employees or advisors of Target.

        (ii) In the event that the Merger is not consummated, or this Agreement is otherwise terminated, TriCo and Tri Counties shall promptly return to Target all such confidential information (and all copies thereof), without retaining any copies, or to the extent agreed by Target, shall destroy information and documents not to be returned, including all electronic images, and confirm such destruction in writing to Target; and thereafter all such information shall continue not to be disclosed by TriCo and Tri Counties and their directors, officers, employees or advisors to third parties without Target's written consent.

     (c) Registration of TriCo Stock. TriCo shall promptly prepare and file the Registration Statement with the SEC and shall make all applicable state securities filings, shall provide Target and its legal counsel with an opportunity to review and comment on the Registration Statement and state securities filings, and shall take all reasonable steps necessary to cause the Registration Statement and state filings to be declared effective.

     (d) Due Diligence. TriCo and Tri Counties shall deliver by the Closing Date all opinions, certificates and other documents required to be delivered by it and to cause all conditions to Closing being satisfied in a timely manner.

     (e) Status Reports. TriCo and Tri Counties shall advise Target from time to time regarding TriCo's and Tri Counties' applications for regulatory approval of the Merger and provide Target copies of all applications, comments, correspondence and approvals to or from regulators in connection with the applications and give Target copies of all regulatory approvals referred to in this Agreement.

     (f) Conditions Precedent. TriCo and TriCounties shall use reasonable best efforts to satisfy the conditions set forth in Section 5.2.

     (g) No Shopping.

        (i) TriCo and its officers and directors shall not, and TriCo shall direct and use its best efforts to cause its and Tri Counties directors, officers, investment bankers, attorneys, accountants, advisors, employees, agents and representatives to not, during the period beginning on the date hereof and ending on the termination or consummation of this Agreement: (A) negotiate, solicit or encourage or authorize any person to solicit from any third party any proposals relating to the merger or consolidation of TriCo or Tri Counties where TriCo or Tri Counties is not the surviving entity or the shareholders of TriCo immediately before the transaction hold less than a majority of the outstanding equity securities of the surviving entity immediately after completion of the transaction, disposition of substantially all of the business or assets of TriCo or the acquisition of substantially all of the capital stock of TriCo or Tri Counties; or (B) except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties or pursuant to federal securities laws, make any information concerning TriCo available to any person for the purpose of affecting or causing an event described in (A) above.

        (ii) TriCo and Tri Counties shall not, during the period beginning on the date hereof and ending on the termination or consummation of this Agreement, acquire a financial institution in Butte County, California, other than Target.

        (iii) In the event the Board of Directors of TriCo or Tri Counties enters into an agreement for a transaction described in Section 5.2(g)(i) or
(ii) and, as a result, terminates this Agreement or such agreement provides for termination of this Agreement or otherwise contemplates that the Merger not be completed, then TriCo shall be liable to Target in the amount of $1,000,000 as liquidated damages, the payment of which shall be made before TriCo enters into such transaction. It is acknowledged and understood by TriCo that the calculation, ascertainment or quantification of the amount of monetary damages which would be sustained by Target as a result of the acceptance or recommendation of acceptance of any such offer by TriCo is uncertain and problematic and that Target would suffer substantial damages to its business and operations which cannot be measured with certainty in monetary terms, and recognizing such, TriCo agrees that the foregoing amount of liquidated damages is a reasonable estimate of the amount of damages which would be sustained by Target in the event that TriCo, during the term of this Agreement and without having received the written consent of Target, shall have determined to enter into any such transaction.

     (h) Prior to the Effective Date, TriCo shall take all actions, including adoption of an appropriate board resolution, as may be reasonably required to cause the acquisition of equity securities of TriCo, including TriCo Stock and TriCo Options, as contemplated by the provisions of this Agreement, by any person who is or will become a director or officer of TriCo to be eligible for exemption under Rule 16b-3(d) of the Exchange Act.


                                  MISCELLANEOUS

     1.13 Termination. This Agreement may be terminated and the Merger abandoned (either before or after approvals and authorizations by the shareholders of Target contemplated hereby and without seeking further shareholder approval) at any time prior to the Effective Time only in one of the following manners:

     (a) Mutual Agreement. By mutual written consent of the parties authorized by their respective Boards of Directors at any time prior to the Effective Time.

     (b) Expiration of Time. By written notice from Target to TriCo or from TriCo to Target, if the Closing Date shall not have occurred on or before June 30, 2003.

     (c) Breach. By written notice from TriCo to Target or from Target to TriCo, in the event of a material breach by the other party hereto of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured after 30 days' written notice thereof is given to the party committing such breach by the other party.

     (d) Environmental Report. TriCo shall have the right, in its discretion and at its sole expense, to arrange with an environmental consultant to prepare an environmental report on any property owned or leased by Target or Target Bank within the time allowed by Section 3.3(h). If such report indicates the presence of Hazardous Materials on any such property or properties and if the costs for any remediation indicated by such reports are deemed material by TriCo, TriCo shall have the right to terminate this Agreement by written notice to Target.

     (e) Review of Target Disclosure Schedules. By TriCo within five (5) business days of receipt by TriCo of the Target Disclosure Schedules.

     (f) Material Adverse Change. At any time during the thirty (30) days prior to the Closing Date, TriCo shall be entitled to conduct a pre-closing audit or review of Target and the financial condition of Target, and this Agreement may be terminated by TriCo if TriCo determines, based upon such audit or review, that the condition of Target has undergone material adverse change from the date of this Agreement.

     (g) By Target if the Average Closing Price is less than $20.80.

     1.14 Expenses and Damages. Each party shall pay its own expenses in connection with the Agreement and the Merger. Nothing contained in this Section
6.2 shall be deemed to preclude either from seeking to recover damages which it incurs as a result of breach by the other party of this Agreement or to obtain other legal or equitable relief (including specific performance). In the event of the termination of this Agreement or the abandonment of the transactions contemplated hereby by Target or TriCo otherwise than as allowed under Section 6.1(a), (b), (d), (e), (f), (g) or (h) this Agreement, then the terminating or abandoning party shall pay to the other party an aggregate fee of $500,000 in cash, which amount the terminating or abandoning party agrees is reasonable and full liquidated damages and reasonable compensation to the other party for its involvement in the transactions contemplated by this Agreement and is not a penalty or forfeiture. If Target terminates this Agreement in violation of
Section 5.1(d), Target shall pay the amount set forth in Section 5.1(d)(iii) in lieu of the amount set forth in this Section 6.2. If TriCo terminates this Agreement in violation of Section 5.2(g), TriCo shall pay the amount set forth in Section 5.2(g)(iii) in lieu of the amount set forth in this Section 6.2.

     1.15 Effect of Termination. Upon termination by written notice as provided in Section 6.1 of this Agreement, this Agreement shall be void and of no further effect, except as set forth in Section 6.2, Section 5.1(c) or (d) or Section 5.2(b) or (g), and there shall be no liability by reason of this Agreement or the termination thereof on the part of either TriCo or Target or their directors, officers, employees, agents or shareholders, and all such parties shall be released from all such liability, except as set forth in, or for breach of obligations in, Section 6.2, Section 5.1(c) or (d) or Section 5.2(b) or (g).

     1.16 Press Releases and Public Statements. No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of TriCo and Target. However, notwithstanding the confidentiality provisions of this Agreement, either TriCo, Tri Counties or Target may issue at any time any press release or other public statement it believes, on the written advice of its counsel, it is obligated to issue to avoid liability under applicable law relating to disclosures, but the party issuing such press release or public statement shall make every reasonable effort to give the other party prior notice and an opportunity to participate in such release or statement.

     1.17 Board of Directors. TriCo and Tri Counties shall use their best efforts to appoint Steve Nettleton to their respective Board of Directors immediately after the Effective Time.

     1.18 Employees and Employee Benefits. All employees of Target who continue as employees of Tri Counties after the Merger shall (i) receive service credits for employment at Target prior to the Effective Time for purposes of meeting all the eligibility requirements and all vesting requirements for all Tri Counties benefit programs which such employees shall become eligible to participate in on or after the Effective Time including, but not limited to, health, retirement, vacation and disability plans but excluding the TriCo employee stock ownership plan, (ii) be subject to Tri Counties' employment policies, and (iii) receive compensation equivalent to their compensation from Target as of the date hereof. Notwithstanding anything set forth in this Section 6.6 to the contrary, each Target employee shall be entitled to participate as a newly hired employee in the TriCo employee stock ownership plan for the purpose of satisfying any eligibility or vesting periods applicable to such plan. Tri Counties shall provide continuation of medical insurance coverage through COBRA for pre-existing medical conditions (to the extent such condition is currently covered under the Target plan) to any employee of Target who continues as an employee of Tri Counties, and where such medical insurance coverages available to such former employees of Target who become employees of Tri Counties would otherwise result in a loss of such coverage as a result of a change in medical insurance resulting from the Merger.

     1.19 Indemnification and Insurance. From and after the Effective Time through the second anniversary of the Effective Time, TriCo agrees to indemnify and hold harmless each present and former director and officer of Target and each officer or employee of Target that is serving or has served as a director or trustee of another entity expressly at Target's request or direction, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Target would have been permitted under the CGCL (as if the CGCL were applicable to Target) and its articles of association or bylaws in effect on the date hereof to indemnify such person (and TriCo or the Surviving Bank shall also advance expenses as incurred to the fullest extent permitted under applicable law and its articles of incorporation and bylaws provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided, however, in no event shall any person be indemnified hereunder if it is ultimately determined that such person was not entitled to indemnification under applicable law. Target shall be permitted to purchase tail coverage for a period of two years after the Effective Date with respect to its current directors and officers liability insurance policy with coverage similar to that in place on the date of this Agreement, unless TriCo provides evidence that directors and officers of Target will be insured for claims made after the Closing Date for acts, omissions or events occurring on or before the Closing Date. This Section 6.7 shall not contradict any statutory requirements TriCo may have to indemnify the Indemnified Parties.

     1.20 Knowledge. Whenever the term "knowledge," "best knowledge" or similar expression is used in this Agreement, it shall mean knowledge of a party's respective directors and executive officers.

     1.21 Desirable Amendments. Subject to the performance of the respective fiduciary obligations of each party, if at any time after the date hereof it shall appear that any change or changes in the structure of the transactions contemplated hereby shall be necessary or desirable to comply with applicable law, or to comply with the requirements of regulatory authorities having jurisdiction over the transactions so as to enable the transactions contemplated hereby to be consummated, the parties hereto agree to use their best efforts to effect such changes in this Agreement and the other documents contemplated hereby in taking such other actions as may be required to effect such changes, provided that neither party hereto shall be required to agree to any change in the amount or form of consideration set forth herein.

     1.22 Benefits of this Agreement. This Agreement and the rights and obligations of TriCo, Tri Counties and Target hereunder shall not be assigned by any party to any third party, except with the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, the shareholders of Target and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement and, except as aforesaid, there are no third-party beneficiaries of this Agreement.

     1.23 Notices. Any notice, request, instruction, legal process or other instrument to be given or served hereunder by any party to another shall be deemed given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the respective party or parties at the following addresses:

If to TriCo and/or Tri Counties:

Richard P. Smith
Chief Executive Officer
63 Constitution Circle
Chico, CA  95973

With copies to:

Rothgerber Johnson & Lyons LLP
Attn:  Karen L. Witt, Esq.
1200 17th Street, Suite 3000
Denver, CO  80202

If to Target:

John A. Lucchesi
Chief Executive Officer
North State National Bank
525 Salem Street
Chico, CA  95927-3235

With copies to:

Stewart Humphreys Burchett Sandelman & Molin
Attn:  Ronald E. Stewart, Esq.
3100 Cohasset Road
P.O. Box 720
Chico, CA  95927

and

Bingham McCutchen LLP
Attn:  Thomas G. Reddy, Esq.
Three Embarcadero Center
San Francisco, CA 94111

and to such other person or address or addresses as either party may designate to the other by like notice as set forth above.

     1.24 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, covenants or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

     1.25 Waiver or Modification. Any party to this Agreement may, at any time prior to the Effective Time, by action taken by its Board of Directors or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless so expressly provided. Target's Board of Directors may authorize the amendment or supplementation of this Agreement or waiver of any provision hereof or thereof, either before or after the approval of Target's shareholders (and without seeking further shareholder approval), so long as such amendment, supplement or waiver does not result in the reduction of the consideration given or result in an adverse tax or other effect to Target's shareholders.

     1.26 Controlling Law. This Agreement shall be construed in accordance with the laws of the State of California, except to the extent that federal law is applicable.

     1.27 Counterparts. This Agreement may be executed in any number of copies, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, pursuant to authority duly given by the respective Boards of Directors of TriCo, Tri Counties and Target, this Agreement has been signed on behalf of said corporations by their respective Chairmen of the Boards, Presidents or Vice Presidents, as the case may be, under their respective corporate seals, and attested by their respective Secretaries or Assistant Secretaries, as the case may be, all on the date, month and year first written above. The signature of a Secretary or Assistant Secretary is intended not only as an execution hereof, but also is a certification that such parties' Board of Directors has duly authorized the execution and delivery of this Agreement.

                                        TRICO BANCSHARES


                                        By: /s/ Richard P. Smith
                                           -------------------------------
Attest:                                       Richard P. Smith, President


Name:    /s/ Wendell Lundberg
     ----------------------------------
Title:   Secretary
      ---------------------------------

                                        TRI COUNTIES BANK


                                        By:  /s/ Richard P. Smith
                                        ----------------------------------
Attest:                                       Richard P. Smith, President


Name:    /s/ Wendell Lundberg
     ----------------------------------
Title:   Secretary
      ---------------------------------


                                        NORTH STATE NATIONAL BANK


                                        By:  /s/ John A. Lucchesi
                                        ----------------------------------
Attest:                                 Name:  John A. Lucchesi
                                        ----------------------------------
                                        Title:  President & CEO
                                        ----------------------------------

Name:    /s/ Sheila Christenson
     ----------------------------------
Title:   Executive Secretary/Assistant Cashier
      ---------------------------------

                                                                       EXHIBIT A

                               AGREEMENT OF MERGER


     This Agreement of Merger (the "Merger Agreement") is entered into by and among TriCo Bancshares, a California corporation and registered bank holding company ("TriCo"), Tri Counties Bank, a California banking corporation ("Tri Counties"), and North State National Bank, a national banking organization ("North State"), as of the ______ day of __________, 2003. TriCo, Tri Counties and North State are sometimes collectively referred to herein as the "Parties."


                                    RECITALS

     1. The Boards of Directors of the Parties have approved, and deemed it advisable and in the best interest of the Parties and their respective shareholders, that the Parties consummate the business transaction provided for herein in which North State would merge with and into Tri Counties (the "Merger").

     2. The Parties have entered into an Acquisition Agreement and Plan of Merger, dated as of October ___, 2002 (the "Plan"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

     NOW THEREFORE, in consideration of the mutual promises and agreements contained in this Merger Agreement and the Plan, the Parties hereby agree that North State shall be merged with and into Tri Counties in accordance with the provisions of the laws of the State of California and subject to the conditions as set forth as follows:

                                   The Merger.

     1.28 The Merger shall be pursuant to the provisions of, and with the effect provided in, the California General Corporation Law and the California Financial Code, and the Merger shall become effective on the date (the "Effective Date") an original of this Merger Agreement which has been endorsed by the California Commissioner of Financial Institutions and certified by the Secretary of State of the State of California is filed with the California Commissioner of Financial Institutions.

     1.29 On the Effective Date, North State shall be merged with and into Tri Counties, and Tri Counties shall be the surviving corporation (the "Surviving Corporation") in the Merger in accordance with the terms and provisions of this Merger Agreement and the Plan. Tri Counties shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all debts and liabilities of, North State, and the separate existence of North State shall cease.

                              Corporate Governance.

     1.30 From and after the Effective Date and until thereafter amended as provided by law:

                                                                       EXHIBIT A

               a. Articles of Incorporation of Tri Counties as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and

               b. The Bylaws of Tri Counties as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

     1.31 From and after the Effective Date, the directors and officers of Tri Counties, with the addition of Steve Nettleton as a director, shall be the directors and officers of the Surviving Corporation, and they shall continue to hold office from and after the Effective Date until they shall have resigned or shall have been legally removed or until respective successors shall have been elected and qualified.

                     Effect of Merger On Outstanding Shares.

     1.32 The outstanding shares of common stock of North State ("North State Common Stock") validly issued and outstanding immediately prior to the Effective Date shall by virtue of the Merger and without any action on the part of the holders thereof be converted into and represent the right to receive aggregate cash consideration of $13,000,000 and 784,000 shares of TriCo common stock, subject to the adjustments set forth in the Plan.

     1.33 Each outstanding option to purchase shares of North State Common Stock will be converted into an option to purchase a number of shares of TriCo common stock equal to the number of shares of Target Stock subject to the option multiplied by the Exchange Ratio (as defined in the Plan), rounded down to the nearest full share.

     1.34 The outstanding shares of the Surviving Corporation shall remain outstanding and are not affected by the Merger.

                           Termination and Amendment.

     1.35 The obligations of the Parties to affect the Merger shall be subject to all the terms and conditions contained in the Plan. This Merger Agreement shall terminate forthwith in the event that the Plan shall be terminated as provided therein.

     1.36 This Merger Agreement may be amended by the Parties at any time prior to the Effective Date, provided that this Merger Agreement shall not conflict in any way with the Plan. This Merger Agreement may only be amended by an instrument in writing signed on behalf of each of the Parties.

     Counterparts.   This   Merger   Agreement   may  be   executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                       EXHIBIT A

     IN WITNESS WHEREOF, the Parties have duly executed this Merger Agreement, or caused its execution by their duly authorized agents, as of the date first above written.

                                        TRICO BANCSHARES


                                        By:
                                           -------------------------------
                                             Richard Smith, its President


                                        By:
                                           -------------------------------
                                             Wendell Lundberg, Secretary

                                        TRI COUNTIES BANK


                                        By:
                                           -------------------------------
                                             Richard Smith, its President


                                        By:
                                           -------------------------------
                                             Wendell Lundberg, Secretary


                                        NORTH STATE NATIONAL BANK


                                        By:
                                           -------------------------------
                                             John Lucchesci, its President


                                        By:
                                           -------------------------------
                                             _____________________, Secretary

                                                                       EXHIBIT A
                            NORTH STATE NATIONAL BANK


                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER


     John Lucchesci and _____________________ certify that:

     1. They are the President and the Secretary, respectively, of North State National Bank, a national banking organization (the "Corporation").

     2. The Agreement of Merger (the "Agreement") in the form attached was duly approved by the board of directors and the shareholders of the Corporation.

     3. The total number of outstanding shares of common stock entitled to vote was __________. The principal terms of the Agreement were approved by a vote of __________ shares of common stock, thus exceeding the required vote of two-thirds of the outstanding shares of common stock of the Corporation.

     4. The Corporation has one class of authorized stock, which is common stock, and the number of shares of common stock outstanding is __________.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


____________________, 2003



                                        ----------------------------------
                                        John Lucchesci, President



                                        ----------------------------------
                                        _____________________, Secretary

                                                                       EXHIBIT A

                                TRI COUNTIES BANK


                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER


     Richard Smith and Wendell Lundberg certify that:

     1. They are the President and the Secretary, respectively, of Tri Counties Bank, a California banking corporation (the "Corporation"), and a wholly owned subsidiary of TriCo Bancshares, a California corporation ("TriCo").

     2. The Agreement of Merger (the "Agreement") in the form attached was duly approved by the board of directors and the sole shareholder of the Corporation.

     3. The shareholder approval was by the sole holder of 100% of the outstanding shares of the Corporation.

     4. There is only one class of shares authorized, common stock. The total number of outstanding shares of common stock is 200,000.

     5. No vote of the shareholders of TriCo was required.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


____________________, 2003


                                        ----------------------------------
                                        Richard Smith, President



                                        ----------------------------------
                                        Wendell Lundberg, Secretary

                                                                       EXHIBIT B

                           FORM OF AFFILIATE'S LETTER


TriCo Bancshares
63 Constitution Circle
Chico, California  95973

Gentlemen:

     In connection with the issuance to me of _________________ shares of common stock, no par value (the "Shares") of TriCo Bancshares, a California corporation (the "Company"), pursuant to the Acquisition Agreement and Plan of Merger made as of ____________, 2002 (the "Plan"), among the Company, Tri Counties Bank and North State National Bank (the "Bank"), I hereby acknowledge, represent, warrant and covenant as follows:

     1. I have been informed by the Company that I may be considered an "affiliate" of the Bank. I am acquiring the Shares exclusively for my own account, for investment, without any present view to making a public offering or distribution of the same and without any agreement, understanding, arrangement or intention to divide or share ownership of the Shares with anyone else or to resell, transfer or dispose of all or any portion of the Shares to anyone else at any particular event or circumstance. I will not resell, transfer or dispose of any of the Shares unless the Shares are registered under the Act or pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") or in compliance with the applicable provisions of Rule 144 or Rule 145 as promulgated under the Act. Such registration or compliance shall be supported by my sworn affidavit or written representation, an opinion of counsel acceptable to the Company or its counsel or by "no-action" letters from the Securities and Exchange Commission and any applicable state regulatory authority.

     2. I have been fully informed as to the circumstances under which I am required to take and hold the Shares pursuant to the requirements of the Act and applicable state securities laws.

     3. I am aware that stop transfer instructions will be placed against my shares and will be given to the Company's transfer agent and that the stock certificates for Shares which will be issued to me in return for my shares of Bank stock pursuant to the Plan will bear a restrictive legend to the effect that the Shares represented thereby may be sold or otherwise transferred only in compliance with Rule 144 or Rule 145, or upon receipt of an opinion of counsel to the effect that some other exemption from registration is available or pursuant to an effective registration statement under the Act.

     4. I hereby agree that for a period of at least two years following the effective date of the merger contemplated by the Plan, I will obtain an agreement similar to this from each and every transferee of the Shares acquired by me pursuant to the merger which I sell or transfer in a transaction which does not involve a registered public offering and which does not comply with the applicable provisions of Rule 144 or Rule 145.

                                                                       EXHIBIT B

     5. I am aware that the Company is and will be relying on my representations to it as set forth herein and hereby agree to indemnify and hold the Company harmless from any loss or expense it may incur as a result of my failure to comply with or adhere to any of the warranties, representations or covenants set forth above.



Date:
       --------------------             ----------------------------------
                                        Signature



       Printed Name of Affiliate        ----------------------------------

                                                                       EXHIBIT C

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made this ______ day of __________, 2003 ("Effective Date"), by and between TRICO BANCSHARES, a California corporation with its principal place of business located at 63 Constitution Circle, Chico, California 95973 (the "Company"), and JOHN LUCCHESI ("Employee"), an individual residing at 728 Woodbridge, Chico, California 95926.

     WHEREAS, pursuant to that certain Acquisition Agreement and Plan of Merger by and among the Company, North State National Bank, a banking organization formed under the laws of the United States ("North State"), and Tri Counties Bank, a California state bank and wholly owned subsidiary of the Company ("Tri Counties"), dated October 3, 2002 (the "Acquisition Agreement"), the Company has acquired North State;

     WHEREAS, Employee served as President and Chief Executive Officer of North State prior to the acquisition of North State by the Company pursuant to the Agreement for Employment of Executive Officer of North State National Bank between Employee and North State dated August 1, 1999, as amended November 20, 2001, and _________, 200__ (the "North State Employment Agreement");

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company as Advisor to the President and both parties desire to enter into this Agreement to evidence the terms and conditions of such employment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     5. Engagement. The Company agrees to employ Employee and Employee agrees to perform certain ongoing services for the Company upon the terms and conditions of this Agreement. Employee shall perform these services at one or more of the offices of Tri Counties in Tri Counties' primary service area in the discretion of the President of the Company.

     6. Term of Employment.

     a. The period of Employee's employment under this Agreement shall commence as of the Effective Date and shall continue for a period of 24 full calendar months unless earlier terminated as provided for in Section 2(b).

     b. Upon thirty (30) days written notice to the Company, Employee may terminate this Agreement for personal or health reasons.

                                                                       EXHIBIT C

     7. Position and Responsibilities. During the term of employment under this Agreement, Employee agrees to serve as Advisor to the President of the Company and to be responsible for: (a) customer entertainment and sales; (b) promoting the Company's interest and business; and (c) such other duties, powers and responsibilities as may be mutually agreed upon by the President of the Company and Employee. Employee shall report directly to the President and Chief Executive Officer of the Company. Employee shall use his best efforts to promote the interests and business of the Company.

     8. Duties. During the term of engagement under this Agreement, except for sick leave and reasonable vacation periods, Employee shall devote his time, attention, skill and best efforts to the faithful performance of his duties and responsibilities as described in Section 3. During the term of this Agreement, Employee shall not, directly or indirectly, engage or participate in any activities which conflict with the best interests of the Company, except as specifically approved by the Company; provided, however, that Employee may engage in civic or charitable activities as long as those activities do not interfere with Employee's performance of his duties hereunder. With the approval of the Company's Board of Directors Employee may serve, or continue to serve, on boards of directors which, in the judgment of the Company's Board of Directors, shall not present any conflict of interest with the Company or any of its affiliates or materially affect the performance of Employee's duties pursuant to this Agreement.

     9. Compensation. The Company shall pay to Employee during the term of this Agreement a salary of $36,000 per year, payable on the first and fifteenth days of each month in installments of $1,500.

     10. Reimbursement of Expenses. Except as otherwise provided in this Section 6, during the term of this Agreement the Company shall pay or reimburse Employee for the following expenses incurred by Employee:

         a. Gasoline (by use of a Company gasoline credit card) and routine maintenance for one personal vehicle used by Employee;

         b. One cellular telephone and a service plan for such telephone reasonably acceptable to the Company;

         c. Dues at the Butte Creek Country Club for a maximum of two years from the Effective Date;

         d. Dues and lunches for the Chico Rotary Club for a maximum of one year from the Effective Date; and

         e. All air fare, rental car, hotel, meals and other travel and entertainment expenses relating to Employee and Employee's wife to attend a maximum of six days each year at the annual Western Independent Bankers Conference ("WIBC") in 2003, 2004 and 2005.

Payment or reimbursement of each of the expenses described in this Section 6 shall cease upon the earlier of termination of this Agreement or pursuant to the terms of this Section 6; provided, however, that the Company shall continue to be obligated to reimburse Employee for expenses to attend the WIBC in 2005 pursuant to Section 6(e) following termination of this Agreement so long as this Agreement has continued in effect for 12 full calendar months.

                                                                       EXHIBIT C

     11. Confidentiality. Employee agrees that during the term of engagement under this Agreement and perpetually thereafter, he shall hold in the strictest confidence all of the Company's trade secrets and proprietary information including, but not limited to, information about the Company's business, affairs, methods, procedures, plans, customers and financial performance, other than publicly available information. Employee shall not during the term of his engagement under this Agreement or at any time thereafter disclose any of the Company's trade secrets and proprietary information to any person, firm or corporation (except employees of the Company who are authorized to have access to such information). Employee shall not during the term of his engagement under this Agreement or at any time use any of the Company's trade secrets and proprietary information for his own personal benefit or for the benefit of any other person, firm or corporation. Immediately upon termination of Employee's engagement under this Agreement, Employee shall deliver to the Company all trade secrets and proprietary information of the Company existing in tangible form including books, records, lists and statements of account and all other property of the Company of any kind in his possession.

     12. Non-compete Agreement. From the date hereof through the second anniversary of the closing of the Acquisition Agreement (the "Non-Competition Period"), Employee shall not, without the express written approval of the Company's Board of Directors, directly or indirectly own, manage, operate, control, participate in, be employed by or be connected in any manner with the ownership, management, operation or control of any financial institution within Butte County, California, or a radius of 60 miles from Chico, California, in competition with the business conducted by the Company, except that Employee may be a passive owner of not more than 5% of the outstanding stock of any class of the securities of a financial institution which is not locally owned, so long as Employee has no active participation in the business or management of such financial institution. Moreover, during the Non-Competition Period, Employee agrees not to solicit or aid in the solicitation of any customers of the Company for any reason or to initiate an offer of employment with any person employed by the Company at any time during the Non-Competition Period.

     13. Participation in Benefit Plans. Employee and Employee's wife and children shall be entitled to receive benefits under Tri Counties' group hospitalization, health, dental care and vision plans on the same basis as those received by other Tri Counties employees, provided that the aggregate cost of such benefits shall not exceed a maximum of Sixty-five Thousand Dollars
($65,000) ("Health Benefits"). Employee shall not be entitled to receive benefits under any life or other insurance or death benefit plan, or any restricted or stock purchase plan, retirement income or pension plan or other present or future group benefit plan or program of Tri Counties or TriCo, except for the Health Benefits or pursuant to TriCo's stock option plan as provided in the Acquisition Agreement. Subject to the cumulative limitation of $65,000 in total benefits, the Company's obligation to provide Health Benefits (i) to Employee shall survive until Employee reaches the age of 65, (ii) to Employee's wife shall survive until she reaches the age of 65 and (iii) to each of Employee's children shall survive until he or she reaches the age of 21 and from age 21 until age 24 provided the child is attending an accredited college or university, subject to the terms of Tri Counties' plans regarding provision of benefits to children. The Company shall provide Employee, his spouse and children an annual statement of the amount of Health Benefits paid. If Employee, his spouse or children are not eligible to participate in any of Tri Counties' group hospitalization, health, dental care or vision plans, Tri Counties or TriCo shall pay, or reimburse them for, the cost of obtaining similar health benefits under COBRA or from other insurance or benefits providers, subject to the cumulative limitation of $65,000.

                                                                       EXHIBIT C

     14. Remedies.

         a. Employee acknowledges that any breach of the non-compete agreement provision or the confidentiality provision of this Agreement shall cause the Company serious, immediate and irreparable harm and that monetary damages for the breach of paragraph 7 or 8 of this Agreement shall be difficult, if not impossible, to ascertain. Accordingly, if Employee breaches any provision of paragraph 7 or 8 of this Agreement, Employee agrees that the Company shall have no adequate remedy at law and shall be entitled to seek and obtain immediate injunctive relief in any court of competent jurisdiction to enjoin further and future violations of this Agreement even if Employee is no longer engaged by the Company. The seeking and/or obtaining of such injunctive relief by the Company shall be without prejudice to its right to seek damages for any breach of this Agreement. In case of any litigation seeking enforcement of this Agreement or damages for breach of this Agreement, the prevailing party shall be entitled to recover all its reasonable costs, including attorneys' fees, incurred in connection with such litigation.

         b. Any and all of the Company's remedies for the breach of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any and all other remedies with respect to the subject matter hereof.

     15. Effect of Prior Agreements. This Agreement, together with the North State Employment Agreement as amended _________, 200__, contains the understanding between the Company and Employee and supersedes any prior agreement between the Company or any predecessor of the Company and Employee. Employee acknowledges Employee's sole source of compensation and benefits from the Company are set forth in this Agreement, any stock option agreement between TriCo and Employee and the North State Employment Agreement as amended __________, 200__.

     16. Assistant. During the term of this Agreement, the Company shall employ Sheila Christensen and shall request that Ms. Christensen serve as Employee's assistant. Should Ms. Christensen be unable or unwilling to serve as Employee's assistant, the Company and Employee shall mutually agree upon a replacement to serve as Employee's assistant.

     17. Modification and Waiver.

         a. Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         b. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                                                                       EXHIBIT C

     18. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     19. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     20. Assignment. Employee may not assign, transfer or pledge this Agreement or any of Employee's rights or obligations hereunder. This provision shall not impair the right of Employee's wife or children to Health Benefits under Section
9. The Company's rights and obligations under this Agreement shall inure to the benefit of and be binding upon the Company and its successors or assigns.

     21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     22. Advice of Counsel. Employee and the Company acknowledge that they have had full and complete opportunity to consult with legal counsel prior to executing this Agreement. Employee has carefully read the terms of this Agreement, understands its contents and meaning, and freely executes this Agreement.

     23. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

     24.  Governing  Law. This  Agreement has been executed and delivered in the
State  of  California,  and  its  validity,   interpretation,   performance  and
enforcement shall be governed by the laws of said State.

     25. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Employee and the Company and their respective permitted successors and assigns.

     26. Notices. Any and all notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the United States mail, certified or registered mail, postage prepaid to the Employee or the Company at the addresses set forth above. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms of this paragraph.

                                                                       EXHIBIT C

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has signed this Agreement, all as of the day and year first above written.

                                        TRICO BANCSHARES


                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------

                                        EMPLOYEE

                                        ----------------------------------
                                        John Lucchesi

                                                                       EXHIBIT D

               AMENDMENT TO AGREEMENT FOR EMPLOYMENT OF EXECUTIVE
                      OFFICER OF NORTH STATE NATIONAL BANK


     THIS AMENDMENT TO AGREEMENT FOR EMPLOYMENT OF EXECUTIVE OFFICER OF NORTH STATE NATIONAL BANK ("Amendment") is made this ______ day of __________, 200_ ("Effective Date"), by and between NORTH STATE NATIONAL BANK, a national banking organization with its principal place of business located at 525 Salem Street, Chico, California (the "Bank"), and JOHN LUCCHESI ("Executive"), an individual residing at 728 Woodbridge, Chico, California 95926.

     WHEREAS, Executive has served as President and Chief Executive Officer of North State pursuant to the Agreement for Employment of Executive Officer of North State National Bank between Executive and North State dated August 1, 1999, as amended November 20, 2001 (the "Employment Agreement");

     WHEREAS, as a material condition to the transactions contemplated by that certain Acquisition Agreement and Plan of Merger by and among the Bank, TriCo Bancshares ("TriCo") and Tri Counties Bank ("Tri Counties") dated __________, 2002 (the "Acquisition Agreement"), the Bank has agreed to enter into this Amendment relating to the payment of severance to Executive following consummation of the Acquisition Agreement;

     WHEREAS, Executive and Bank desire to enter into this Amendment to terminate and replace the Employment Agreement with this Amendment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment and of other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     27. Amendment. Effective upon consummation of the merger of the Bank and Tri Counties contemplated by the Acquisition Agreement, the Bank and Executive hereby amend the Employment Agreement by terminating the Employment Agreement and replacing it in its entirety with the terms set forth in this Amendment.

     28. Severance Payments. Upon consummation of the merger of the Bank and Tri Counties contemplated by the Acquisition Agreement, the Bank shall be obligated to pay to Executive the following amounts as severance payments under the Employment Agreement:

         a. Unless previously paid, a one-time payment of $50,000 on January 10, 2003, which such amount represents a deferred carry-over bonus due to Executive under the Employment Agreement for his services to the Bank in 2002; and

                                                                       EXHIBIT D

         b. Unless previously paid, the amount of $60,000 payable on January 10, 2003, plus the amount of $330,000, payable in three equal annual installments of $110,000 on the first day of February 2004, 2005 and 2006, respectively, which such aggregate amount of $390,000 represents two years' base salary plus bonus payable to Executive pursuant to the Employment Agreement. The amounts payable pursuant to this Section 2(b) shall accrue simple per annum interest, in an amount equal to the rate of interest being offered by the Bank (or Tri Counties as successor to the Bank) for a three-year Certificate of Deposit as of the next business day following the Effective Date, on all unpaid amounts until fully paid. If, between the second and third anniversaries of the consummation of the merger of the Bank and Tri Counties contemplated by the Acquisition Agreement Executive should undertake any activity that would be prohibited before the second anniversary under Section 8 of the new Employment Agreement between Executive and TriCo, the Bank (or Tri Counties as successor to the Bank) may pay all remaining amounts due under this Agreement with interest accrued through the date of payment in full satisfaction of the Bank's payment obligations under this Agreement.

The obligations to pay these amounts to Executive shall survive any termination of this Amendment and shall be paid to Executive's heir at law in the event of Executive's death.

     29. Effect of Prior Agreements. This Amendment contains the understanding between the Bank and Executive and supersedes any prior agreement between the Bank and Executive, including, without limitation, the Employment Amendment. Executive acknowledges (a) that the Employment Agreement is terminated as of the date hereof and replaced with this Amendment, (b) Executive's sole source of compensation and benefits from the Bank are set forth in this Amendment, any stock option agreement between Executive and the Bank (or any successor to the Bank) and the Employment Agreement between Executive and TriCo and (c) this Amendment supersedes the Bank's obligations under the Employment Agreement.

     30. Modification and Waiver.

         a. Amendment of Agreement. This Amendment may not be modified or amended except by an instrument in writing signed by the parties hereto.

         b. Waiver. No term or condition of this Amendment shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Amendment, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     31. Severability. If, for any reason, any provision of this Amendment is held invalid, such invalidity shall not affect any other provision of this Amendment not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Amendment shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Amendment, shall to the full extent consistent with law continue in full force and effect.

     32. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Amendment.

                                                                       EXHIBIT D

     33. Assignment. Executive may not assign, transfer or pledge this Amendment or any of Executive's rights or obligations hereunder without first obtaining the express written consent of the Bank; however, Executive may assign and transfer his rights to receive severance payments under Section 2 to his family trust or heirs at law. The Bank's rights and obligations under this Amendment shall inure to the benefit of and be binding upon the Bank and its successors or assigns, including TriCo.

     34. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     35. Advice of Counsel. Executive and the Bank acknowledge that they have had full and complete opportunity to consult with legal counsel prior to executing this Amendment. Executive has carefully read the terms of this Amendment, understands its contents and meaning, and freely executes this Amendment.

     36. Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment.

     37.  Governing  Law. This  Amendment has been executed and delivered in the
State  of  California,  and  its  validity,   interpretation,   performance  and
enforcement shall be governed by the laws of said State.

     38. Binding Agreement. This Amendment shall be binding upon and inure to the benefit of Executive and the Bank and their respective permitted successors and assigns.

     39. Notices. Any and all notices required to be given under this Amendment shall be in writing and shall be deemed to have been given when deposited in the United States mail, certified or registered mail, postage prepaid to the Executive or the Bank at the addresses set forth above. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms of this paragraph.

     IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officer, and Executive has signed this Amendment, all as of the day and year first above written.

                                        NORTH STATE NATIONAL BANK


                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------

                                        EXECUTIVE


                                        ----------------------------------
                                        John Lucchesi

                                      -3-